                                                                   Exhibit 3.139


            SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            COCOA BEACH HOTELS, LTD.
                          a Florida limited partnership

                     Dated as of the 27th day of June, 1997

         THE INTERESTS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED IN THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

         IN ADDITION, THE INTERESTS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

                               TABLE OF CONTENTS


                                                                        Page No.
ARTICLE 1

     GENERAL PROVISIONS ..............................................    [2]
     1.1       Formation .............................................    [2]
     1.2       Name of Partnership ...................................    [2]
     1.3       Compliance ............................................    [2]
     1.4       Purposes of Partnership ...............................    [2]
     1.5       Interests in the Partnership ..........................    [3]
     1.6       Other Qualifications ..................................    [3]
     1.7       Term of Partnership ...................................    [3]
     1.8       Title to Partnership Property .........................    [3]
     1.9       Definitions ...........................................    [3]
     1.10      Authorized Acts .......................................   [11]
     1.11      Authorized Representatives ............................   [12]

ARTICLE 2

     CAPITAL CONTRIBUTIONS AND ADDITIONAL CONTRIBUTIONS ..............   [13]
     2.1       Capital Contributions .................................   [13]
     2.2       Third Party Loans and Additional Capital
               Contributions and Capital Calls .......................   [13]
     2.3       Partner Loans .........................................   [15]

ARTICLE 3

     INCOME TAX ALLOCATIONS ..........................................   [15]
     3.1       Establishment and Maintenance of Capital Accounts;
               Partnership Status ....................................   [15]
     3.2       Profit and Loss Allocations ...........................   [15]
     3.3       Allocations of Gain or Loss on Disposition ............   [16]
     3.4       Minimum Gain Chargeback and Qualified Income Offset ...   [17]
     3.5       Other Tax Allocation Provisions .......................   [18]
     3.6       Intent of Allocations .................................   [20]
     3.7       Basis Elections .......................................   [20]
     3.8       General Allocation Rules ..............................   [20]
     3.9       Sharing of Partnership Nonrecourse Debt ...............   [21]
     3.10      Adjustment of Gross Asset Value .......................   [21]

ARTICLE 4

     INVESTMENT LOAN REPAYMENTS AND DISTRIBUTIONS ....................   [22]
     4.1       Net Available Cash ....................................   [22]
     4.2       Proceeds and Distributions in Liquidation .............   [22]
     4.3       General Distribution Rules ............................   [23]
     4.4       Source of Distribution ................................   [23]

ARTICLE 5

     MANAGEMENT; DUTIES AND POWERS OF GENERAL PARTNER;
     RIGHTS AND DUTIES OF PARTNERS ...................................   [23]
     5.1       Management of Business by General Partner;
               Execution Authority; Partner Obligations;
               Reimbursements; Major Decisions;
               Retained Approvals ....................................   [23]
     5.2       Affiliate Transactions ................................   [29]
     5.3       Reporting Requirements; Financials; Meetings ..........   [29]
     5.4       Tax Matters Partner; Tax Returns ......................   [30]
     5.5       Indemnification and Liability of Partners and
               Partnership Employees .................................   [31]
     5.6       Opportunity to Defend .................................   [31]
     5.7       Limitation of Liability ...............................   [32]
     5.8       No Priorities .........................................   [32]

ARTICLE 6

     BOOKS, RECORDS AND BANK ACCOUNTS ................................   [32]
     6.1       Books and Records; Accounting Method ..................   [32]
     6.2       Bank Accounts .........................................   [32]

ARTICLE 7

     TRANSFERS OF PARTNERSHIP INTERESTS ..............................   [33]
     7.1       Restrictions on Transfer ..............................   [33]
     7.2       Take-Along Rights .....................................   [33]
     7.3       Bankruptcy or Dissolution of Partners .................   [33]
     7.4       Substitution of Partner ...............................   [34]
     7.5       Additional Transfer Restrictions ......................   [34]
     7.6       Transfer Indemnification and Contribution
               Provisions ............................................   [35]
     7.7       Basis for Restrictions and Section 7.3 and
               7.9 Remedies ..........................................   [36]
     7.8       Representations, Warranties and Covenants .............   [36]
     7.9       Terminated Partner ....................................   [37]

ARTICLE 8
     TERM, DISSOLUTION AND TERMINATION ...............................   [39]

     8.1       Events of Dissolution .................................   [39]
     8.2       Limitation on Dissolution .............................   [40]
     8.3       Liquidation and Winding Up ............................   [40]
     8.4       Reconstitution After Bankruptcy or Dissolution
               of Partners ...........................................   [41]
     8.5       Distribution Upon Dissolution and Capital
               Account Adjustments ...................................   [41]
     8.6       Compliance with Timing Requirements of
               Treasury Regulations ..................................   [42]

ARTICLE 9

     MISCELLANEOUS ...................................................   [42]
     9.1       Other Interests .......................................   [42]
     9.3       No Agency .............................................   [43]
     9.4       Governing Law .........................................   [43]
     9.5       Notices ...............................................   [43]
     9.6       Pronouns and Plurals ..................................   [44]
     9.7       Waiver ................................................   [44]
     9.8       Severability ..........................................   [45]
     9.9       Titles and Captions ...................................   [45]
     9.10      Agreement in Counterparts .............................   [45]
     9.11      Binding Agreement .....................................   [45]
     9.12      Further Assurances ....................................   [45]
     9.13      Waiver of Partition ...................................   [45]
     9.14      Entire Agreement ......................................   [45]
     9.15      Amendments ............................................   [46]
     9.16      No Drafting Presumption ...............................   [46]
     9.17      No Third Party Beneficiaries ..........................   [46]

Exhibit A - Description of the Investment

            SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            COCOA BEACH HOTELS, LTD.
                          a Florida limited partnership

         THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT ("Agreement") is made and entered into as of the _____ day of June, 1997, by and among AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("AGHOP"), as a limited partner, and AGH UPREIT LLC, a Delaware limited liability company ("AGHLLC"), as a general partner (AGHOP and AGHLLC are collectively referred to as the "Partners"), with reference to the following:

                                    RECITALS

         A. Pursuant to that certain Assignment, Contribution, Withdrawal and Amendment Agreement, dated as of even date herewith (the "Assignment Agreement") among AGHOP, AGHLLC and the parties thereto who are the Assignors thereunder (the "Assignors"), the Assignors withdrew as partners of the Partnership, AGHOP and AGHLLC acquired (by contribution or assignment) all of the interests of the partners in the Partnership (to the extent not already owned by them), AGHOP was admitted as the limited partner of the Partnership, and AGHLLC was admitted as the general partner of the Partnership.

         B. Prior to the Agreement Date, the Partnership was doing business pursuant to the Project Entity Agreement (as defined in the Assignments), as the same was amended by the Assignment Agreements (as so amended, the "Original Agreement"). The General Partners desire to reconstitute the Partnership and to continue the business of the Partnership as a Florida limited partnership pursuant to the provisions of the Florida Revised Uniform Limited Partnership Act (Fla. Stat. Section 620.157(4)), as amended from time to time (the "Act"), for the purposes set forth in Section 1.4 and 1.10, and on the terms and conditions set forth in this Agreement.

         C. Each of AGHLLC and AGHOP desires to confirm that it is a Partner of the Partnership and desires to amend and restate the Original Agreement in its entirety to read as provided below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein (the receipt and sufficiency of which hereby are acknowledged by each party hereto), the parties hereto, intending to be legally bound, do hereby amend and restate the Original Agreement in its entirety to read as follows:

                                    ARTICLE 1

                               GENERAL PROVISIONS

         1.1 FORMATION. The Partners hereby confirm the formation of the Partnership as a limited partnership pursuant to the Act, and hereby reconstitute the Partnership and continue its business. This Agreement shall constitute the partnership agreement among the Partners under the Act. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Section 1.9 hereof. The Partners agree to take such other actions (a) as may from time to time be necessary or appropriate under the laws of the State of Florida with respect to the formation, operation and continued good standing of the Partnership as a limited partnership and (b) as may be necessary to comply with Sections 1.3 and 1.6.

         1.2 NAME OF PARTNERSHIP. The name of the Partnership shall continue to be "Lake Buena Vista Partners, Ltd." or such other name as may be reasonably Approved by the Partners from time to time.

         1.3 COMPLIANCE.

                  1.3.1 PARTNERSHIP CERTIFICATE. The Partners confirm that the Partnership's Certificate has been filed in the Office of the Secretary of State of Florida. The Certificate shall be amended whenever, and within the time periods, required by the Act.

                  1.3.2 PRINCIPAL OFFICE, RESIDENT AGENT AND REGISTERED OFFICE; FOREIGN REGISTRATION. The principal office of the Partnership shall be located at 3860 West Northwest Highway, Suite 300, Dallas, Florida 75220, or at such other place or places as the General Partner may from time to time reasonably Approve. The Partnership's office in Florida shall be located at, and the name and address of the registered agent for service of process on the Partnership in the State of Florida shall be CT Corporation System, 1200 South Pine Island Road, Plantation, Florida 33324. Such principal office or registered agent may be changed by the General Partner from time to time upon the reasonable Approval of the General Partner, so long as in accordance with the Act; concurrently with any such change, written notice thereof shall be given by the General Partner to the Limited Partner.

         1.4 PURPOSES OF PARTNERSHIP. The purposes of the Partnership shall be:

                  1.4.1 To own for investment purposes, and dispose of the hotel property (and related property) that is more particularly described on Exhibit A (the "Investment"), to enter into the Lease with the Lessee and to lease the Investment to the Lessee under the Lease, and to take all actions permitted to be taken by it as the Lessor under the Lease; and


                                       [2]

                  1.4.2 To engage in any and all other lawful general business activities related to real estate investments and the hotel business that are incidental or reasonably related to the foregoing, including, without limitation, borrowing money from any source, whether secured or unsecured, contracting for necessary or desirable services of professionals and others. All of the foregoing shall be subject to the more specific terms and conditions, including required Approvals by the Partners, set forth in this Agreement.

                  1.4.3 The Partnership shall be a single purpose entity and shall not engage in any activity that is not described in the foregoing purposes of the Partnership. The Partnership shall not merge, consolidate, dissolve, enter into Bankruptcy, or declare insolvency without the unanimous Approval of the Partners.

         1.5 INTERESTS IN THE PARTNERSHIP

         Unless the context otherwise clearly indicates, a Partner's "interest" in the Partnership shall mean and include its share of the capital of the Partnership, its share of the Profits and Losses (including its share of Gain or Loss on Disposition) and other tax items of the Partnership, its share of the distributions of the Partnership, its Capital Account, and its other rights and obligations, all as determined under this Agreement.

         1.6 OTHER QUALIFICATIONS. At Partnership expense, the Partners shall cause the Partnership to be qualified to do business in each jurisdiction in which such qualification becomes necessary, on or before the date on which such qualification becomes necessary.

         1.7 TERM OF PARTNERSHIP. The term of the Partnership commenced as of the date of filing the Certificate and shall continue until the Partnership shall be dissolved, liquidated and terminated pursuant to the provisions of
Article 8.

         1.8 TITLE TO PARTNERSHIP PROPERTY. Legal title to the Investment and other assets of the Partnership shall be held in such manner as the General Partner shall Approve as being in the best interests of the Partnership. It is expressly understood and agreed that the manner of holding title to Partnership property is solely for the convenience of the Partnership; accordingly, legal representatives, beneficiaries, distributees, officers, employees, partners, members, shareholders, successors or assigns of any Partner shall have no right, title or interest in or to any such Partnership property by reason of the manner in which title is held, but all such property shall be treated as Partnership property subject to the terms of this Agreement.


         1.9 DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

                  1.9.1 "Act" is defined in Recital B hereto.


                                      [3]

                  1.9.2 "Adjusted Capital Account Deficit" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

                           1.9.2.1 Credit to such Capital Account any amounts
which such Partner is obligated to restore or is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                           1.9.2.2 Debit to such Capital Account the items
described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  1.9.3 "Affiliate," with respect to any Person, shall mean any Person which (directly or indirectly) Controls or is Controlled or is under common Control with such Person or such Person's Affiliates. For the purposes of this Agreement, the term "Control," or any derivative thereof (including "Controlled by" or "Controlling"), when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, or by contract.

                  1.9.4 "AGHC" is defined in Section 5.1.1.

                  1.9.5 "AGHC Prospectus" is defined in Section 5.1.1.

                  1.9.6 "AGHLLC" is defined in the Heading to this Agreement.

                  1.9.7 "AGHOP" is defined in the Heading to this Agreement.

                  1.9.8 "Agreement" shall mean and refer to this Amended and Restated Limited Partnership Agreement and all Exhibits referred to herein and attached hereto, each of which is hereby made a part hereof, as amended and in effect from time to time.

                  1.9.9 "Agreement Date" shall mean the date first written above as of which this Agreement is effective.

                  1.9.10 "Approval" (and any variation thereof) of a Partner shall mean the prior written consent or approval of the Partner, which may be granted or withheld in its sole discretion unless otherwise expressly provided to the contrary in this Agreement. Such Approval shall be valid for a Partner who is not a natural person only if given by an Authorized Representative of such Partner. Use of the term "reasonable" or "reasonably" in


                                      [4]
connection with the term "Approval" or any variation thereof or with the term "satisfactory" means that such Approval shall not be withheld or delayed unreasonably. Unless either of such terms is used in connection with the term "Approval" (or any variation thereof), such Approval may be granted or withheld in a Partner's sole discretion. Except as provided in Section 5.1.6.1, the Approval of a Partner shall not be required from and after the date on which such Partner has ceased to have Approval rights under Section 7.9 of this Agreement.

                  1.9.11 "Approved by the Partners" is defined in Section 1.11.

                  1.9.12 "Assignment Agreement" is defined in Recital A hereto.

                  1.9.13 "Assignors" is defined in Recital A hereto.

                  1.9.14 "Authorized Representatives" is defined in Section 1.11 hereof.

                  1.9.15 "Bankrupt" shall mean, with respect to any Partner, if:

                           1.9.15.1 such Partner, or a Person that Controls such
Partner (the "Controlling Person"), shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator, liquidator or the like of itself or of all or of a substantial portion of its assets, (ii) admit in writing its inability, or be generally unable or deemed unable under any applicable law, to pay its debts as such debts become due, (iii) convene a meeting of creditors for the purpose of consummating an out-of-court arrangement, or entering into a composition, extension or similar arrangement, with creditors in respect of all or a substantial portion of its debts, (iv) make a general assignment for the benefit of its creditors,
(v) place itself or allow itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) take any action for the purpose of effecting any of the foregoing; or

                           1.9.15.2 a proceeding or case shall be commenced in
any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of such Partner or a Controlling Person with respect thereto, (ii) the appointment of a trustee, receiver, custodian, administrator, liquidator or the like of such Partner or of a Controlling Person with respect thereto or of all or a substantial portion of such Partner's or such Controlling Person's assets, or (iii) similar relief in respect of such Partner or such Controlling Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of the other Partners and such proceeding or case shall continue undismissed for a period of ninety
(90) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days, or an order for relief or other legal instrument of similar effect against such Partner or such Controlling Person shall be entered in an involuntary case under such law and shall continue for a period of sixty (60) days.


                                      [5]

                  1.9.16 "Bankruptcy" shall mean any condition described in the definition of "Bankrupt" which renders a Partner a Bankrupt.

                  1.9.17 "BFLLP" is defined in Section 7.8.5.

                  1.9.18 "Buy-Out Price" is defined in Section 7.9.

                  1.9.19 "Capital Account" shall mean, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the provisions of Section 3.1.

                  1.9.20 "Capital Contribution" or "Capital Contributions" shall mean the amount of cash and the net fair market value (as reasonably Approved by the Partners) of any property contributed to the capital of the Partnership by the Partners pursuant to this Agreement. The term "Capital Contributions" with respect to a Partner shall include (i) the contributions of such Partner made pursuant to Sections 2.1 and 2.2 and (ii) such Partner's payments made to third party creditors of the Partnership after the Agreement Date with respect to Partnership obligations unless and until reimbursed by the Partnership, but only to the extent reimbursable to such Partner under this Agreement.

                  1.9.21 "Certificate" shall mean the Certificate of Limited Partnership of the Partnership, as filed with the Office of the Secretary of State of Florida and amended from time to time.

                  1.9.22 "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time (or any corresponding provision of succeeding law).

                  1.9.23 "Control" or "Controlled by" or "Controlling" is defined in the definition of "Affiliate."

                  1.9.24 "Controlling Person" is defined in the definition of the term "Bankrupt".

                  1.9.25 "Defaulting Partner" shall have the meaning set forth in Section 2.2.1.

                  1.9.26 "Disposition" is defined in the definition of "Gain or Loss on Disposition."

                  1.9.27 "Electing Partner(s)" is defined in Section 7.9.


                  1.9.28 "Emergency" shall mean an event which reasonably requires immediate action involving the expenditure of funds or other action in order to avert or mitigate significant damage to Persons or property in connection with the Partnership, the Investment or any other assets of the Partnership if it is not possible for a Partner after


                                      [6]
reasonable efforts to reach or obtain the Approval of the other Partner whose Approval to take such action otherwise would be required.

                  1.9.29 "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, joint-stock company, cooperative, association or other firm or any governmental or political subdivision or agency, department or instrumentality thereof.

                  1.9.30 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  1.9.31 "Force Majeure" shall mean any act of God (including weather disturbance, earthquake, fire, mechanical failure of equipment, disease and the like), labor strike or work stoppage or slowdown, sabotage, war, riot, or any other act of any third party that reasonably prevents an action from being taken through no fault of the party who is required to take such action.

                  1.9.32 "Funding Notice" is defined in Section 2.1.2.

                  1.9.33 "Funding Proportion" shall mean the following percentage for each Partner:

                           AGHOP                  99%
                           AGHLLC                  1%

                  1.9.34 "Gain" or "Loss" on "Disposition" shall mean the gain or loss (as the case may be) of the Partnership for federal income tax purposes, arising from a sale, exchange or other taxable disposition (including casualty or condemnation) of all or a portion of the Investment or other capital asset of the Partnership. Gain or loss resulting from any disposition of property for which there is a difference between Gross Asset Value and adjusted tax basis (as computed for tax as opposed to book purposes) shall be computed by reference to the Gross Asset Value (as reasonably Approved by the Partners) of the property disposed of (as adjusted for book purposes from time to time).

                  1.9.35 "General Partner" shall mean AGHLLC or any successor or additional General Partner admitted as such under this Agreement, for so long as such Person shall be a General Partner under this Agreement.

                  1.9.36 "Gross Asset Value" shall mean, with respect to any asset, the adjusted basis of the asset for federal income tax purposes, adjusted as provided in Section 3.10.

                  1.9.37 "Including" or "including" shall mean "including, without limitation."


                                      [7]

                  1.9.38 "Independent Tax Counsel" shall mean a nationally recognized tax counsel reasonably Approved by the General Partner that is capable of advising the Partnership with respect to specified tax matters.

                  1.9.39 "Interest" or "interest" is defined in Section 1.5.

                  1.9.40 "Investment" is defined in Section 1.4.1.

                  1.9.41 "Lease" means that certain Lease Agreement among the Partnership and AGH Leasing, L.P., dated as of even date herewith, or any successor lease agreement with any Lessee other than AGH Leasing, L.P., pursuant to which the Investment is leased to such Lessee, as amended and in effect from time to time.

                  1.9.42 "Lessee" shall mean AGH Leasing, L.P., a Delaware limited partnership, for so long as the Investment is leased to it by the Partnership, or any other Person to whom the Investment is leased by the Partnership from time to time pursuant to this Agreement.

                  1.9.43 "Liabilities" is defined in Section 5.5.3.

                  1.9.44 "Limited Partner" shall mean AGHOP or any other successor or additional Limited Partner admitted as such under this Agreement, for so long as such Person shall be a Limited Partner under this Agreement.

                  1.9.45 "Liquidator" is defined in Section 8.3.

                  1.9.46 "Major Decisions" is defined in Section 5.1.5.

                  1.9.47 "Major Defaults" is defined in Section 5.5.3.

                  1.9.48 "Net Available Cash," with respect to any period, shall mean (i) the sum of all cash receipts of the Partnership during such period from all sources (including Capital Contributions, cash on hand at the beginning of such period to the extent not held in reserves, rents received under the Lease, proceeds from the sale or other disposition of the Investment or any other asset of the Partnership, proceeds from borrowings, and any funds released during such period from cash reserves previously established), minus (ii) the Operating Costs for such period.

                  1.9.49 "Non-Defaulting Partner" is defined in Section 2.2.1.

                  1.9.50 "Nonrecourse Deductions" is defined in Section 3.5.6.

                  1.9.51 "Nonrecourse Liability" is defined in Section 3.5.6.


                                      [8]

                  1.9.52 "Operating Costs" for a period shall mean the sum of
(i) all cash expenditures of the Partnership made during such period for costs and expenses including payments of interest and principal or other monetary obligations due under any loan made to the Partnership; capital improvements to the Investment; accounting, legal and auditing fees; taxes paid by the Partnership; public or private utility charges; sales, use, payroll taxes and withholding taxes related thereto; and all other operating costs, expenses and other capital expenditures actually paid during such period with respect to the Partnership's business or reimbursed to Partners, plus (ii) such reserves established from time to time during such period upon the reasonable Approval of the Partners.

                  1.9.53 "Original Agreement" is defined in Recital B hereto.

                  1.9.54 "Partner Assignee" is defined in Section 7.4.

                  1.9.55 "Partner Nonrecourse Debt" is defined in Section 3.5.6 hereof.

                  1.9.56 "Partner Nonrecourse Debt Minimum Gain" is defined in
Section 3.5.6 hereof.

                  1.9.57 "Partner Nonrecourse Deductions" is defined in Section
3.5.6 hereof.

                  1.9.58 "Partners" shall mean AGHLLC and AGHOP (each a "Partner"), in their respective capacities as Partners, and any of their successors in their respective capacities as Partners admitted to the Partnership as Partners hereunder, and any other Person admitted as a Partner under this Agreement, for so long as any such Person is a Partner under the terms of this Agreement.

                  1.9.59 "Partnership" shall mean the limited partnership formed under the Act and operated pursuant to this Agreement.

                  1.9.60 "Partnership Accounting Year" shall mean and refer to the accounting year of the Partnership ending December 31 of each calendar year or such shorter fiscal period during such year for which a relevant determination is being made under this Agreement.

                  1.9.61 "Partnership Minimum Gain" is defined in Section 3.5.6 hereof.

                  1.9.62 "Person" shall mean any individual or Entity.

                  1.9.63 "Prime Rate" shall mean the so-called "Reference Rate" announced by Citibank, N.A., in New York, New York, from time to time.

                  1.9.64 "Profit" or "Loss" shall mean, for each Partnership Accounting Year, an amount equal to the Partnership's net taxable income or loss for such Accounting


                                      [9]

Year (including any items of income, gain or deduction taken into account in computing the Partnership's Gain or Loss on Disposition for such Accounting
Year), determined in accordance with Code Section 703(x) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing such taxable income or loss), with the following adjustments:

                           1.9.64.1 Any income of the Partnership that is
exempt from federal income tax and is not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

                           1.9.64.2 In the event the agreed fair market value of
any Partnership asset is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) or other pertinent sections of such Regulations, the amount of such adjustment shall be taken into account as Gain or Loss on Disposition of such asset for purposes of computing Profit or Loss; and in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deduction computed with reference to the value of Partnership property reasonably Approved by the Partners (if different from its adjusted tax basis) pursuant to Regulations
Section 1.704-1(b)(2)(iv)(g) for such Partnership Accounting Year; and

                           1.9.64.3 Notwithstanding any other provisions, any
items which are specially allocated pursuant to Sections 3.4, 3.5 and 3.6 shall not be taken into account in computing Profit or Loss.

                  1.9.65 "Purchase Notice" is defined in Section 7.9.1.

                  1.9.66 "Regulations" shall mean the final or temporary regulations promulgated from time to time under the Code or, if no final or temporary regulations with respect to a tax issue then are in effect, proposed regulations then in effect if reasonably Approved by the General Partner, and administrative and judicial interpretations thereof.

                  1.9.67 "Residual Percentage" of a Partner as of any relevant time shall mean the following percentage for each Partner:

                           AGHOP                       99%
                           AGHLLC                       1%

                  1.9.68 "Revalued Property" is defined in Section 3.5.3.2.

                  1.9.69 "Shortfall Disbursement" is defined in Section 2.2.1.

                  1.9.70 "Tax Matters Partner" is defined in Section 5.4 (which references the Code).


                                      [10]

                  1.9.71 "Tax Termination" is defined in Section 7.5.1.3.

                  1.9.72 "Terminated Partner" shall mean (i) any Partner that becomes Bankrupt, (ii) any Partner which has been dissolved (and which has not been reconstituted within sixty (60) days thereafter) or (iii) any Partner which has committed a Major Default.

                  1.9.73 "Termination Date" shall mean the date upon which a Partner became a Terminated Partner.

                  1.9.74 "Transfer" shall mean (i) the issuance, transfer, sale, gift, grant, conveyance, assignment, or redemption of any equity ownership interest (whether stock, membership interest, partnership interest or otherwise) in the Partnership; and (ii) the execution and delivery by the Partnership or any Person holding a direct (or indirect through tiered Entities) interest in the Partnership of a contract of sale, option or other agreement providing for any of the foregoing.

                  1.9.75 "Transfer Restriction Termination Date" is defined in
Section 5.1.6.1.

                  1.9.76 "Unrepaid Capital" with respect to each Partner shall mean the Capital Contributions made from time to time to the Partnership by such Partner, reduced by any distributions previously made to such Partner pursuant to Section 4.1.1.

         1.10 AUTHORIZED ACTS. In furtherance of its purposes, but subject to all the other provisions of this Agreement including required Approvals of the Partners under Article 5, the Partnership, the General Partner and the Partnership's employees appointed on its behalf under Section 5.5 are hereby authorized:

                  1.10.1 To pursue any rights of the Partnership with respect to the Investment pursuant to any agreement to which it is a party and to own Investment and to own and operate any other asset acquired by the Partnership pursuant to the provisions of this Agreement;

                  1.10.2 To own the Investment for investment purposes and to finance, sell, convey, assign, transfer or mortgage the Investment, as well as any other property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, all on terms as shall be Approved by the General Partner or Approved by the Partners, as appropriate under this Agreement;

                  1.10.3 To borrow money (whether secured or unsecured), and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, deed of trust, pledge or other lien on any assets of the Partnership, including the Investment;


                                      [11]

                  1.10.4 To borrow money on the general credit of the Partnership for use in the Partnership business;

                  1.10.5 To enter into, perform and carry out contracts of any kind, including the Lease with the Lessee and contracts with Affiliates of any of the Partners or other Persons, necessary to, in connection with or incidental to the accomplishment of the purposes of the Partnership, including contracts to obtain services and supplies with respect to the Investment and/or the Partnership;

                  1.10.6 To issue Funding Notices calling for additional Capital Contributions in accordance with the provisions of this Agreement;

                  1.10.7 To enter into any kind of lawful activity and to perform and carry out contracts of any kind necessary to or in connection with or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may lawfully be carried on or performed by a foreign limited liability company under the laws of the states in which the Partnership is qualified to do business; and

                  1.10.8 To enter into and to perform the Partnership's obligations under any agreement to which it becomes a party, as Approved by the General Partner or as Approved by the Partners, as appropriate under this Agreement.

         1.11 AUTHORIZED REPRESENTATIVES. The "Authorized Representatives" of a Partner that is not a natural person shall be those representatives designated by notice to all other Partners by such Partner from time to time to represent such Partner in connection with the Partnership, unless and until replaced or removed by notice from such Partner to all Partners. The written statements and representations of an Authorized Representative for a Partner that is not a natural Person shall be the only authorized statements and representations of such Partner with respect to the matters covered by this Agreement. The written statement or representation of any one Authorized Representative of such Partner shall be sufficient to bind such Partner with respect to all matters pertaining to the Partnership. The term "Approved by" or "Consented to by" or "Consent of" or "satisfactory to" with respect to a Partner that is not a natural Person means a decision or action which has been consented to in writing by any Authorized Representative of such Partner. In order for a decision or action to be "Approved by the Partners" (or any variation thereof), the decision or action must be Approved by at least one Authorized Representative of each Partner who then continues to have Approval rights with respect to such action or decision under this Agreement.


                                      [12]

                                    ARTICLE 2

                              CAPITAL CONTRIBUTIONS
                          AND ADDITIONAL CONTRIBUTIONS

         2.1 CAPITAL CONTRIBUTIONS.

                  2.1.1 INITIAL CAPITAL CONTRIBUTIONS. Concurrently with execution and delivery of this Agreement, the Partners shall be deemed to have contributed to the capital of the Partnership the capital contributed to the Partnership by their predecessors in interest in the Partnership, to the extent remaining undistributed as of the Agreement Date.

                  2.1.2 ADDITIONAL CAPITAL CONTRIBUTIONS. If notice is given to all Partners by the General Partner (unless it is then a Terminated Partner under Section 7.9 of this Agreement) stating that the Partnership requires additional Capital Contributions, and such notice is made on a form that has been Approved by the Partners for such purpose (a "Funding Notice"), the Partners shall contribute to the capital of the Partnership in cash the amounts required under Section 2.2.1 (such amounts to be specified in such Funding Notice) on or before the Due Date therefor under Section 2.2.1, provided, however, that no Funding Notice may be issued by the Limited Partner under any circumstances, or by the General Partner under any circumstances unless the issuance of such notice has been Approved by the Partners or otherwise is permitted to be issued without Approval of the Partners under this Agreement, and provided, further, that no Partner shall be required to issue a Funding Notice under any circumstances without such Partner's Approval.

         2.2 THIRD PARTY LOANS AND ADDITIONAL CAPITAL CONTRIBUTIONS AND CAPITAL CALLS

                  2.2.1 If a Funding Notice is properly given by the General Partner pursuant to Section 2.1.2, each Partner shall have the obligation to contribute additional cash to the capital of the Partnership, in an amount equal to the product of (a) the aggregate amount of required funds that is set forth in such Funding Notice ("Shortfall Disbursement") multiplied by (b) such Partner's Funding Proportion, which amount shall be used to satisfy the items described in such Funding Notice. Such Capital Contributions shall be made by the Partners pro rata in proportion to their respective Funding Proportions. The Funding Notice shall specify the amount of each Partner's share, as so determined, of any Shortfall Disbursement required under this Section 2.2.1. Each Partner shall contribute its share of any Shortfall Disbursement within five (5) days after the later to occur of (i) the date on which the Funding Notice has been received (or is deemed to have been received under Section 9.5) or (ii) the required funding date that is set forth in the Funding Notice (the expiration of such five-day period is referred to as the "Due Date"). There shall be a cure period of five (5) days after the Due Date for each Partner to contribute its share of such Shortfall Disbursement, as provided in Section 2.2.2.


                                      [13]

                  2.2.2 If any Partner fails to contribute the full amount of its Capital Contributions required to be made pursuant to Section 2.1.2 and
Section 2.2.1 within five (5) days after the Due Date thereunder ("Defaulting Partner"), then, as the exclusive remedies of the Partnership and the other Partner (the "Non-Defaulting Partner"), the Non-Defaulting Partner shall have the following remedies, exercisable by notice from the Non-Defaulting Partner to the Defaulting Partner: (i) to cause the Partnership to sue the Defaulting Partner for actual (and not consequential) damages that shall be limited to the portion of the Defaulting Partner's share of the Shortfall Disbursement that was not received timely, plus interest at the Prime Rate and the costs of collection, and (ii) either: (a) to elect to lend (or to cause the Non-Defaulting Partner's Affiliates to lend), to the Defaulting Partner or to the Partnership, as Approved by the Non-Defaulting Partner, the amount of such Capital Contribution that was not made timely by the Defaulting Partner, or (b) to elect to contribute the amount of such Capital Contribution that was not made timely by the Defaulting Partner, in which case the amount so contributed shall be treated as Capital Contributions of the Non-Defaulting Partner for all purposes. Upon the failure of the Non-Defaulting Partner to elect which of the remedies specified in clause (a) or (b) of this Section 2.2.2 has been selected, by written notice to the Partnership and the Defaulting Partner given within thirty (30) days after funding the share of the Capital Contribution not made by the Defaulting Partner, the remedy described in such clause (b) shall be deemed to have been selected. The remedies described in clauses (i) and (ii) of this
Section 2.2.2 shall be cumulative, and all or any of them may be elected and apply simultaneously, except that the remedies described in clauses (a) and (b) of this Section 2.2.2 shall be mutually exclusive with respect to each Funding Notice.

                  2.2.2.1 If the Non-Defaulting Partner chooses to lend (or to cause its Affiliates to lend) the amount of the Capital Contribution not made by the Defaulting Partner, the loan shall be a recourse loan to the Partnership or to the Defaulting Partner, as the case may be, and shall bear interest, compounded monthly, at the rate equal to the lesser of (i) the Prime Rate or
(ii) the maximum interest rate permitted by law, from the date such loan is made until the date of repayment. Such loan shall be deemed to have been made to the Defaulting Partner (and not to the Partnership) only if the Non-Defaulting Partner (or the Non-Defaulting Partner's Affiliate) has paid such amount directly to the Partnership and specifies, by notice to the Partners given within five (5) days after such funding, that the loan is being made to the Defaulting Partner, in which case said amount shall be deemed to have been contributed to the Partnership by the Defaulting Partner for all purposes. Repayment of any such loan to the Defaulting Partner shall be effected by the Partners causing the Partnership to pay directly to the Non-Defaulting Partner all distributions otherwise payable to the Defaulting Partner under this Agreement as and when payable, instead of making such distributions to the Defaulting Partner (with such distributions being deemed for all purposes to have been made to the Defaulting Partner and then paid by the Defaulting Partner to the Non-Defaulting Partner or its Affiliates, as the case may be). Repayment of any such loan to the Partnership shall be made as provided in Section 4.1 and
Section 4.2.2. Any payments made with respect to loans described in this Section
2.2.2.1 shall first be deemed to pay accrued but unpaid interest, and then be deemed to repay principal.


                                      [14]

                  2.2.3 Except as otherwise specifically set forth in this Agreement, no Partner shall have the right (i) to withdraw such Partner's Capital Contribution or to demand or receive the return of a Capital Contribution or to make any claim to any portion of Partnership capital or (ii) to demand or receive property other than cash in return for a Capital Contribution or to receive any cash in return for a Capital Contribution.

                  2.2.4 Except as expressly provided in this Agreement, no Partner shall have personal liability to make any Capital Contribution.

                  2.2.5 A deficit Capital Account of a Partner (or of a partner or member of a Partner) shall not be deemed to be a liability of such Partner (or of such partner or member) or an asset or property of the Partnership (or any Partner). Furthermore, no Partner shall have any obligation to the Partnership or any other Partner for any deficit balance in such Partner's Capital Account, except as expressly required by law.

         2.3 PARTNER LOANS. The Partners may lend money to the Partnership for any Partnership purposes on terms that are Approved by the Partners from time to time.

                                    ARTICLE 3

                             INCOME TAX ALLOCATIONS

         3.1 ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS; PARTNERSHIP STATUS. The General Partner shall establish and cause the Partnership to maintain a single Capital Account for each Partner which reflects such Partner's Capital Contributions to the Partnership. Each Partner's Capital Account shall also reflect the allocations and distributions made to such Partner pursuant to Articles 3 and 4 and otherwise be adjusted in accordance with Code Section 704 and the principles set forth in Regulations Sections 1.704-1(b) and 1.704-2. In applying such principles, any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) shall be allocated among the Partners in proportion to their respective Funding Proportions. The Partners intend that the Partnership be treated as a partnership for tax purposes.

         3.2 PROFIT AND LOSS ALLOCATIONS. For purposes of determining Capital Account balances under this Section 3.2, Profit and Loss with respect to any Partnership Accounting Year shall be allocated prior to reducing Capital Accounts by any distributions with respect to such Partnership Accounting Year.

                  3.2.1 LOSS ALLOCATIONS. For each Partnership Accounting Year from the Agreement Date until the termination of the Partnership, Loss from Partnership operations shall be allocated among the Partners in the following order of priority:


                                      [15]

                           3.2.1.1 First, among the Partners as necessary to
cause the portion of each Partner's Capital Account balance exceeding such Partner's Unrepaid Capital, if any, to be in proportion to the Partners' respective Residual Percentages;

                           3.2.1.2 Second, as necessary to cause each Partner's
Capital Account balance, determined after adjusting the Partners' Capital Accounts for the allocations made pursuant to Section 3.2.1.1 for the Partnership Accounting Year, to equal such Partner's Unrepaid Capital;

                           3.2.1.3 Third, as necessary to cause each Partner's
Capital Account balance, determined after adjusting the Partners' Capital Accounts for the allocations made pursuant to Sections 3.2.1.1 and 3.2.1.2 for the Partnership Accounting Year to equal zero; and

                           3.2.1.4 Fourth, after giving effect to the
allocations made pursuant to Sections 3.3.1.1, 3.3.1.2 and 3.3.1.3, among the Partners in proportion to their respective Residual Percentages.

                  3.2.2 PROFIT ALLOCATIONS. For each Partnership Accounting Year, Profit from Partnership operations shall be allocated in the following order of priority:

                           3.2.2.1 First, among the Partners as necessary to
cause the Capital Account balance of each Partner to equal such Partner's Unrepaid Capital;

                           3.2.2.2 Second, after giving effect to the
allocations made pursuant to Section 3.2.2.1, among the Partners as necessary to cause the portion of each Partner's Capital Account balance exceeding such Partner's Unrepaid Capital to be in proportion to the Partners' respective Residual Percentages; and

                           3.2.2.3 Third, among the Partners in proportion to
their then respective Residual Percentages.

         3.3 ALLOCATIONS OF GAIN OR LOSS ON DISPOSITION.

                  3.3.1 GAIN OR LOSS ON DISPOSITION. Gain or Loss on Disposition shall be a part of Profit or Loss for the period in which such Gain or Loss on Disposition is recognized by the Partnership for tax purposes, and shall be allocated as a part of Profit or Loss pursuant to Section 3.2.


                  3.3.2 RULES OF CONSTRUCTION.

                           3.3.2.1 For purposes of applying Section 3.2 for a
Partnership Accounting Year, a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain


                                      [16]
remaining at the close of such Partnership Accounting Year as determined under the Regulations under Section 704(b).

                           3.3.2.2 If there is insufficient Profit or Loss
(including Gain or Loss on Disposition) to allocate to the Partners pursuant to any subsection of Section 3.2 to cause every Partner's Capital Account balance to equal the entire Capital Account balance described in such subsection with respect to such Partner, such Profit or Loss (including Gain or Loss on Disposition) available to be allocated among the Partners pursuant to said subsection shall be allocated in proportion to the amounts thereof that would have been allocated to each Partner pursuant to such subsection if there had been sufficient amounts thereof to fully satisfy the requirements of such subsection with respect to every Partner.

                           3.3.2.3 Except as is otherwise provided in this
Article 3, an allocation of Partnership taxable income or taxable loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss and deduction that has been taken into account in computing such taxable income or taxable loss.

         3.4 MINIMUM GAIN CHARGEBACK AND QUALIFIED INCOME OFFSET.

                  3.4.1 NO IMPERMISSIBLE DEFICITS. Notwithstanding any other provision of this Agreement, taxable loss (or items of deduction) shall not be allocated to a Partner to the extent that the Partner has or would have, as a result of such allocations, an Adjusted Capital Account Deficit. Any taxable loss (or items of deduction) which otherwise would be allocated to a Partner, but which cannot be allocated to such Partner because of the application of the immediately preceding sentence, shall instead be allocated to the other Partners.

                  3.4.2 QUALIFIED INCOME OFFSET. In order to comply with the "qualified income offset" requirement of the Regulations under Code Section 704(b), and notwithstanding any other provision of this Agreement to the contrary except Section 3.4.3 below, in the event a Partner for any reason (whether or not expected) has an Adjusted Capital Account Deficit, items of Profits, including Gain on Disposition (consisting of a pro rata portion of each item of income comprising the Partnership's Profits, including Gain on Disposition, and both gross income and gain for the taxable year) shall be allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible the Adjusted Capital Account Deficit.

                  3.4.3 MINIMUM GAIN CHARGEBACK. In order to comply with the "minimum gain chargeback" requirements of Treasury Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Partner's share of Partnership Minimum Gain and/or Partner Nonrecourse Debt Minimum Gain during a Partnership taxable year, such Partner shall be allocated items of income and gain for that year (and if necessary, other years) as required by and in accordance with Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made.


                                      [17]

         3.5 OTHER TAX ALLOCATION PROVISIONS.

                  3.5.1 INCOME CHARACTERIZATION. For purposes of determining the character (as ordinary income or capital gain) of any Gain on Disposition allocated to the Partners pursuant to Section 3.2, 3.3 or 3.4, such portion of the taxable income of the Partnership allocated pursuant to any such Section which is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Partners in the proportion which (i) the amount of depreciation previously allocated to each Partner bears to (ii) the total of such depreciation allocated to all Partners. This Section 3.5.1 shall not alter the amount of allocations among the Partners pursuant to Sections 3.2, 3.3 and 3.4, but merely the character of income so allocated.

                  3.5.2 CHANGE IN PERCENTAGE INTERESTS. Notwithstanding the foregoing, in the event any Partner's Residual Percentage changes during a fiscal year for any reason, the allocations of taxable income or loss under this
Article 3, and distributions, shall be adjusted as necessary to reflect the varying interests of the Partners during such year using an interim closing of the books method as of the date of such change, or such other method as is reasonably Approved by the General Partner.

                  3.5.3 MANDATORY ALLOCATIONS -- SECTION 704(c) AND PARTNER NONRECOURSE DEBT.

                           3.5.3.1 Notwithstanding the foregoing, (i) in the
event Code Section 704(c) or Code Section 704(c) principles applicable under Regulations Section 1.704-1(b)(2)(iv) require allocations of income or loss of the Partnership in a manner different than that set forth above, the provisions of Section 704(c) and the Regulations thereunder shall control such allocations among the Partners; and (ii) all tax deductions and taxable losses of the Partnership that, pursuant to Regulations Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt for which a Partner (or a Person related to such Partner under Treasury Regulations Section 1.752-4(b)) bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) shall be allocated to such Partner as required by Regulations Section 1.704-2(c).

                           3.5.3.2 Any item of income, gain, loss and deduction
with respect to any property (other than cash) that has been contributed by a Partner to the capital of the Partnership or which has been revalued for Capital Account purposes pursuant to Regulations Section 1.704-1(b)(2)(iv) and which is required or permitted to be allocated to such Partner for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution or at the time of its revaluation for Capital Account purposes pursuant to Regulations Section 1.704-1(b)(2)(iv) (such contributed or revalued property is referred to as "Revalued Property") shall be allocated solely for income tax purposes in the manner so required or permitted under Code Section 704(c) using any reasonable method of allocation permitted under the Regulations, such allocations to be made as shall be reasonably Approved by the General Partner. Allocations under this Section 3.5.3.2 are solely for purposes of


                                      [18]
federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profit or Loss (including Gain or Loss on Disposition) or other items or distributions under any provision of this Agreement.

                  3.5.4 GUARANTEE OF PARTNERSHIP INDEBTEDNESS. Except for arrangements expressly described in this Agreement (including loans described in Section 2.2.2.1 and/or 2.3), no Partner shall enter into (or permit any Person related to the Partner to enter into) any arrangement with respect to any liability of the Partnership that would result in such Partner (or a Person related to such Partner under Regulations Section 1.752-4(b)) bearing the economic risk of loss (within the meaning of Regulations Section 1.752-2) with respect to such liability unless such arrangement has been Approved by the Partners or such liability consists of trade payables incurred in the ordinary course of business for which the General Partner is contingently liable by reason of being a general partner of the Partnership. To the extent a Partner is permitted to guarantee the repayment of any Partnership indebtedness under this Agreement by reason of receiving the Approval of the Partners (other than liabilities consisting of trade payables incurred in the ordinary course of business for which the General Partner is contingently liable by reason of being a general partner of the Partnership), each of the other Partners shall be afforded the opportunity to guarantee such Partner's pro rata share of such indebtedness, determined in accordance with the Partners' respective Funding Proportions. If a loan is to be made to the Partnership and such loan is to be guaranteed by any Partners (which guaranty by a Partner shall occur only upon the Approval of such Partner), then, as between such Approving and guaranteeing Partners, such liability shall be shared in proportion to their respective Funding Proportions (and, if joint and several liability of such Partners shall be required by the lender under a Partnership borrowing that has been Approved by the Partners, each such Approving Partner shall make contributions to the Partnership when requested by any Partner to do so, which amounts shall immediately be distributed to such other Approving Partners, as necessary for such Approving Partners to bear the economic risk of loss with respect to any such borrowing in proportion to their respective Funding Proportions).


                  3.5.5 REFERENCES TO REGULATIONS. Any reference in this Agreement to a provision of final, proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision or the General Partner otherwise so reasonably Approves under applicable elections contained in such Regulations.

                  3.5.6 TAX DEFINITIONS.

                           3.5.6.1 "Nonrecourse Deductions" has the meaning set
forth in Regulations Section 1.704-2(c).

                           3.5.6.2 "Nonrecourse Liability" has the meaning set
forth in Regulations Section 1.704-2(b)(3).


                                      [19]

                           3.5.6.3 "Partner Nonrecourse Debt Minimum Gain" means
an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations
Section 1.704-2(i)(2).

                           3.5.6.4 "Partner Nonrecourse Debt" has the meaning
set forth in Regulations Section 1.704-2(b)(4).

                           3.5.6.5 "Partner Nonrecourse Deductions" has the
meaning set forth in Regulations Section 1.704-2(i).

                           3.5.6.6 "Partnership Minimum Gain" has the meaning
set forth in Regulations Section 1.704-2(d)(1).

         3.6 INTENT OF ALLOCATIONS. The parties intend that the foregoing tax allocation provisions of this Article 3 shall produce final Capital Account balances of the Partners that will permit liquidating distributions made in accordance with final Capital Account balances under Section 4.2.3 to be made (after unpaid loans and interest thereon, including those owed to Partners have been paid) in a manner identical to the order of priorities set forth in Sections 4.1.1 and 4.1.2. To the extent that the tax allocation provisions of this Article 3 would fail to produce such final Capital Account balances,
(i) such provisions shall be amended by the General Partner if and to the extent necessary to produce such result and (ii) taxable income and taxable loss of the Partnership for prior open years (or items of gross income and deduction of the Partnership for such years) shall be reallocated among the Partners to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years, as reasonably Approved by the General Partner. This Section 3.6 shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority.

         3.7 BASIS ELECTIONS. In the event of a transfer of all or any part of a Partner's interest in the Partnership, the Partnership shall elect to adjust the basis of the Partnership's assets under Code Section 754 if Approved by the General Partner. The transferor or transferee of a Partnership interest shall pay all costs of preparing and filing all instruments or documents necessary to effectuate such election if made, unless otherwise Approved by the General Partner.

         3.8 GENERAL ALLOCATION RULES. The General Partner shall use reasonable efforts to cause all Profit and Loss of the Partnership (including Gain or Loss on Disposition) to be allocated with respect to each Partnership Accounting Year as of the end of, and within ninety (90) days after the end of, such year, or as soon thereafter as is practically possible. All Profit and Loss (including Gain or Loss on Disposition) shall be allocated to the Partners shown on the records of the Partnership to have been Partners as of the last day of the Partnership Accounting Year for which such allocation is to be made, except that, if a Partner sells or exchanges its interest in the Partnership or otherwise is admitted as a substituted


                                      [20]

Partner, the Profit or Loss and Gain or Loss on Disposition shall be allocated between the transferor and the transferee by taking into account their varying interests during the Partnership Accounting Year in accordance with Code Section 706(d), using the interim closing of the books method or such other method as shall be reasonably Approved by the General Partner.

         3.9 SHARING OF PARTNERSHIP NONRECOURSE DEBT. Throughout the term of the Partnership, the nonrecourse debt of the Partnership (other than Partner Nonrecourse Debt) shall be allocated for tax purposes among the Partners in accordance with their then respective Residual Percentages.

         3.10 ADJUSTMENT OF GROSS ASSET VALUE. Gross Asset Value, with respect to any asset, shall be the adjusted basis for federal income tax purposes of that asset, except as follows:

                  3.10.1 The initial Gross Asset Value of any asset contributed (or deemed contributed under Regulations Section 1.708-1(b)(1)(iv)) by a Partner to the Partnership shall be the fair market value of the asset on the date of the contribution, as reasonably Approved by the Partners.

                  3.10.2 The Gross Asset Values of all Partnership assets shall be adjusted to equal the respective fair market values of the assets, as reasonably Approved by the Partners:

                           3.10.2.1 If the Partners reasonably Approve that an
adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, as a result of (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; or (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and

                           3.10.2.2 As of the liquidation of the Partnership
within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

                  3.10.3 The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of the asset on the date of distribution as reasonably Approved by the Partners (less any liabilities assumed by the distributee Partner or to which such asset is subject as of the time of distribution).

                  3.10.4 The Gross Asset Values of Partnership assets shall be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values shall not be adjusted under this Section 3.10.4 to the extent that the Partners reasonably


                                      [21]

Approve that an adjustment under Section 3.10.2 is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 3.10.4.

After the Gross Asset Value of any asset has been determined or adjusted under
Section 3.10.1, 3.10.2 or 3.10.4, Gross Asset Value shall be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

                                    ARTICLE 4
                           INVESTMENT LOAN REPAYMENTS
                                AND DISTRIBUTIONS

         4.1 NET AVAILABLE CASH. The General Partner shall, at the end of each quarter, determine the amount of Net Available Cash for such quarter (or more frequently, if Approved by the General Partner). All Net Available Cash for any period shall be distributed as follows, within thirty (30) days after the end of each calendar quarter (or at such other times as shall be Approved by the General Partner) after first repaying any loans to the Partnership from the Partners under Section 2.2.2.1 and/or 2.3 (loans which have been outstanding the longest shall be repaid first and if two or more Partners have loans which have been outstanding for equal periods, repayment of such loans shall be made pro rata, in proportion to such Partners' then respective loan balances, with payments first repaying accrued but unpaid interest and then repaying principal):

                  4.1.1 First, distributions shall be made to the Partners until each Partner has received distributions pursuant to this Section 4.1.1 in an amount equal to such Partner's Unrepaid Capital; such distributions to be made pro rata, in proportion to the then respective aggregate Unrepaid Capital of each Partner; and

                  4.1.2 Next, the balance shall be distributed to the Partners, pro rata, in proportion to the Partners' then respective Residual Percentages.

         4.2 PROCEEDS AND DISTRIBUTIONS IN LIQUIDATION. The proceeds received by the Partnership in connection with the liquidation and winding up of the Partnership shall be applied in the following order of priority:

                  4.2.1 First, to the payment of the expenses incurred in dissolution and termination;

                  4.2.2 Next, to the payment of creditors of the Partnership (including making the repayments of any unpaid Partner loans in the same priority as is described in Section 4.1) except secured creditors whose obligations will be assumed or otherwise transferred on a liquidation of the Partnership property or assets; and


                                      [22]

                  4.2.3 The balance, if any, shall be distributed to the Partners in accordance with their respective positive Capital Account balances (determined after applying Article 3 for all periods, including the liquidation period) as provided in Section 8.6.

         4.3 GENERAL DISTRIBUTION RULES.

         The timing and amount of all distributions shall be in accordance with Sections 4.1, 4.2, 8.5 and 8.6. All distributions of cash shall be made by the General Partner to the Partners shown on the records of the Partnership to have been Partners on the date of the distribution. All distributions, upon request by a Partner, shall be made by wire transfer in immediately available funds to such Partner's account specified in such request. Distributions of Net Available Cash made to a Partner shall be deemed to be advances on account of such Partner's share of the distributable amounts thereof. For purposes of this Agreement, the term "distributable" with respect to such distributions shall mean the amount of such distributions as finally determined pursuant to the provisions of this Agreement by the General Partner for the Partnership Accounting Year in respect of which they were made and for the term of the Partnership.

         4.4 SOURCE OF DISTRIBUTIONS. Each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and its share of distributions and shall have no recourse upon dissolution or otherwise against the Partnership, the Partners or the Liquidator. No holder of an interest in the Partnership shall have any right to receive any distributions except as provided in this Agreement or any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

                                    ARTICLE 5
                MANAGEMENT; DUTIES AND POWERS OF GENERAL PARTNER;
                          RIGHTS AND DUTIES OF PARTNERS

         5.1 MANAGEMENT OF BUSINESS BY GENERAL PARTNER; EXECUTION AUTHORITY; PARTNER OBLIGATIONS: REIMBURSEMENTS; MAJOR DECISIONS; RETAINED APPROVALS.

                  5.1.1 MANAGEMENT.

                           5.1.1.1 GENERAL PARTNER MANAGEMENT. The Partnership's
business shall be managed by the General Partner and, except as expressly provided in this Agreement, the Limited Partner shall not take part in the business of the Partnership or have any Approval rights with respect thereto. Except as otherwise provided in this Agreement (including the right of the Limited Partner to Approve Major Decisions under Section 5.1.5), the General Partner shall supervise and undertake the business of the Partnership and make decisions affecting the day-to-day operations of the Partnership and the Investment, including the acts to be taken by the Partnership as the Lessor under the Lease, and the General Partner shall have full authority to do so. Except to the extent the Approval of the Limited Partner is


                                      [23]
expressly required under this Agreement, no consent or Approval of the Limited Partner shall be required with respect to any action or decision of the General Partner with respect to Partnership matters. No Partner shall receive any compensation for serving as a Partner or undertaking any action on behalf of the Partnership. Each Partner shall cause each of its Authorized Representatives to devote as much time as is reasonably necessary to fulfill the Partner's obligations under this Agreement.

                           5.1.1.2 EXECUTION AUTHORITY. The signature of the
General Partner, or any other Person appointed in writing by the General Partner to do so under Section 5.1.4.1, shall be required on all contracts of the Partnership. The execution and delivery by the General Partner, or any other Person so appointed in writing by the General Partner to do so, of any document shall be sufficient to bind and shall be binding upon the Partnership for all purposes, and third parties shall be entitled to rely on the authority of any General Partner, or any other Person so appointed in writing by the General Partner to do so, to take any action on behalf of the Partnership. Notwithstanding the foregoing, (i) neither Partner nor any other Person shall take any action requiring Approval of the Partners under this Agreement unless the provisions of this Agreement concerning such Approval have been fully satisfied, and (ii) no employee of the Partnership shall take any action on behalf of the Partnership unless such action either has been Approved by the Partners or is both (a) permitted to be taken by the General Partner without the Approval of the Limited Partner under this Agreement and (b) is directed to be taken by such employee by the General Partner. The General Partner shall have the authority and responsibility, at Partnership expense, of supervising the Partnership's employees, if any.

                           5.1.1.3 AGHC PROSPECTUS COMPLIANCE. The General
Partner shall use its reasonable efforts, at Partnership expense, to cause the Partnership to comply with all applicable laws and regulations and to operate the business of the Partnership and the Investment in a manner that is reasonably consistent in all material respects with the description contained in the prospectus of American General Hospitality Corporation, a Maryland corporation ("AGHC") pursuant to which shares in AGHC were offered (the "AGHC Prospectus").

                  5.1.2 COMPENSATION; REIMBURSEMENT. No compensation shall be payable by the Partnership to any Partner or to an Affiliate of any Partner unless permitted pursuant to the AGHC Prospectus and Section 5.2. Unless reimbursement is prohibited under Section 5.5 or another provision of this Agreement, the Partnership shall reimburse the General Partner for its actual and reasonable out-of-pocket expenses incurred in connection with Partnership business to the extent the General Partner is authorized to take the action resulting in such expenses, including those expenses that are described in this
Section 5.1 or that are otherwise specifically authorized by this Agreement.


                  5.1.3 BUDGETS AND RESERVES.

                           5.1.3.1 OPERATING BUDGET; INVESTMENT BUDGETS;
RESERVES. The General Partner shall cause to be prepared, at Partnership Expense, such budgets with


                                      [24]
respect to the Partnership or the Investments as shall be Approved by the Partners or as shall be required by Persons making loans to the Partnership, either Partner or their Affiliates. Reserves shall be established for the Partnership only to the extent reasonably Approved by the Partners, taking into account the requirements of lenders to the Partnership, either Partner or their Affiliates under loan documents that are binding on the Partnership.

                  5.1.4 POWERS OF THE GENERAL PARTNER. The General Partner, if it is not a Terminated Partner, shall have full power and shall have the obligation without the necessity of obtaining the Approval of the Limited Partner (except as otherwise set forth in this Agreement), and at the expense of the Partnership, to take all actions required to conduct the day-to-day operations of the Partnership and accomplish the purposes stated in this Agreement, and, subject to the availability of Partnership funds, to implement the Major Decisions that have been Approved by the Partners, and to pay the expenses of the Partnership (or cause them to be paid) when due. In addition, the General Partner shall have full power to mortgage the Partnership's property for the benefit of a Partner who is a borrower. Neither Partner (nor any employee) shall have the power to implement any Major Decision unless such Major Decision has been Approved by the Partners, as set forth in Section 5.1.6.2 hereof.

                           5.1.4.1 EMPLOYEES; DELEGATION OF AUTHORITY; BONDING/
O&D INSURANCE. The Partnership shall have its own offices and administrative and operating employees, and shall bear the cost thereof, to the extent Approved by the General Partner from time to time. At Partnership expense, the General Partner, if it is not then a Terminated Partner, shall have the authority to hire and discharge such Partnership employees as the General Partner shall reasonably Approve. The compensation arrangements for all employees shall be as Approved by the General Partner from time to time. The General Partner, and Persons appointed in writing by the General Partner to do so, shall have the authority described in Section 5.1.1.2. Fidelity bonds, in amounts and on terms Approved by the General Partner, may be obtained at Partnership expense for Partnership employees, and the Partnership may obtain officer and director (or comparable) insurance for the Partnership's employees on such terms, and in such amounts, as shall be reasonably Approved by the General Partner from time to time. The General Partner may delegate the authority to take any action permitted under this Agreement to any Partnership employee or agent, in each case to the extent Approved by the General Partner, as evidenced by a written document that has been executed by the General Partner.

                           5.1.4.2 NON-EXCLUSIVITY. The General Partner shall
not be required to conduct the Partnership's day-to-day operations and implement Major Decisions as its sole and exclusive function. Each Partner and its Affiliates may have other business interests and may engage in other activities in addition to those relating to the Partnership, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner, except as provided in the AGHC Prospectus, and the Partners shall be obligated to devote, and cause controlling persons to devote, only so much of their time to the Partnership's business as shall be reasonably required to meet the Partners' respective obligations hereunder.


                                      [25]

                  5.1.5 MAJOR DECISIONS. The following are major decisions (the "Major Decisions") requiring the prior Approval (or unanimous reasonable Approval, if so indicated) of the Partners (except as otherwise required in case of Emergency or Force Majeure); provided, however, that a Partner's Approval shall not be required after such Partner has lost its Approval rights under
Section 7.9 or another provision of this Agreement except to the extent provided in Section 5.1.6.1:

                           5.1.5.1 Any act in contravention of this Agreement
(including the requirements concerning compliance with the AGHC Prospectus contained in Sections 5.1.1., 5.1.2 and 5.1.4.2) or extending the term of the Partnership;

                           5.1.5.2 Any act which would make it impossible to
carry on the ordinary business of the Partnership, except the liquidation of the Partnership under the circumstances permitted in Article 8, or the sale, exchange or other disposition of the Investment or any other Partnership assets by the Partnership that has been Approved by the Partners or otherwise is permitted under this Agreement;

                           5.1.5.3 Any action which would cause the Partnership
to become an entity other than a Florida limited partnership;

                           5.1.5.4 Changing the purposes of the Partnership;

                           5.1.5.5 Amending this Agreement except as permitted
herein (including Section 3.6);

                           5.1.5.6 Making in-kind distributions;

                           5.1.5.7 Establishing or adjusting Gross Asset Value
under Section 3.10 for any contributed or distributed asset (reasonable Approval only);

                           5.1.5.8 Except as provided in Section 3.5.4, entering
into any agreement which would cause the Limited Partner to become personally liable on or in respect of or to guarantee any indebtedness of the Partnership;

                           5.1.5.9 Causing the Partnership to redeem or
repurchase all or any portion of the interest of a Partner except as provided in
Section 7.9;

                           5.1.5.10 Acceptance of additional Capital
Contributions other than those expressly provided for in this Agreement;

                           5.1.5.11 Causing or permitting the Partnership to be
merged with any other entity;


                                      [26]

                           5.1.5.12 Causing or permitting the Partnership to
make loans to, or enter into any contract with any Partner or any Affiliate of a Partner, other than contracts permitted under Section 5.2;

                           5.1.5.13 Dissolving, terminating or liquidating of
the Partnership, except as provided in Article 8 of this Agreement;

                           5.1.5.14 Modifying or terminating the Lease, entering
into a new lease with respect to the Investment, Approving a capital improvement program with respect to the Investment or selling or otherwise disposing of the Investment; unless such action has been Approved by the Partners or is authorized to be taken without further Approval under this Agreement (upon the liquidation of the Partnership, the terms of all dispositions shall require only the reasonable Approval of each Partner);

                           5.1.5.15 Engaging a manager with respect to the
Investment;

                           5.1.5.16 Issuing Funding Notices pursuant to Section
2.1.2 with respect to Shortfall Disbursements addressed in Section 2.2.1;

                           5.1.5.17 Acquire any real property other than the
Investment;

                           5.1.5.18 Except as provided in Sections 5.1.4.1 and
5.2, pay any salary, fees or other compensation to, or enter into any contract with, any Affiliate of any Partner;

                           5.1.5.19 Modify or refinance any indebtedness of the
Partnership or select a lender to make loans to the Partnership;

                           5.1.5.20 Make any distribution except as permitted
under Article 4 or Section 7.9.1 except in connection with the liquidation of the Partnership under Article 8, or make any Partnership expenditure for extraordinary items other than as Approved by the Partners except as otherwise permitted or authorized by this Agreement (including a budget that has been Approved under Section 5.1.3 or an Emergency expenditure);

                           5.1.5.21 Commence, dismiss, terminate or settle any
material litigation matter or material condemnation claim, or any other matter or claim in connection with which the amount in controversy is reasonably expected to exceed One Hundred Thousand Dollars ($100,000);

                           5.1.5.22 Substantially modify the terms of any
contract that required the Approval of the Partners to enter into (reasonable Approval only);


                                      [27]

                           5.1.5.23 Determine the terms of any participation
(e.g., distribution and control issues) of third party investors;

                           5.1.5.24 Admit additional or transferee Partners to
the Partnership as substituted Partners or enter into financing that participates in profits; or permit any Transfer of any interest in the Partnership or of ownership interests in a Partner, to the extent Approval of the Partners for such Transfer is required under this Agreement;

                           5.1.5.25 Confess any judgment against the Partnership
or cause the Partnership to file for Bankruptcy or other relief from creditors;

                           5.1.5.26 Establish insurance requirements for the
Partnership other than those described in Section 5.1.4.1;

                           5.1.5.27 Make determinations concerning adjusting
Gross Asset Value under Section 3.10 (reasonable Approval only);

                           5.1.5.28 Establish or release reserves for use by the
Partnership except pursuant to a budget Approved by the Partners or as otherwise provided in this Agreement (reasonable Approval only);

                           5.1.5.29 Voluntarily deviate materially from the
terms of ownership, disposition or other course of action with respect to the Investment that required the Approval of the Partners, except in case of Emergency or Force Majeure; or

                           5.1.5.30 Take any other action that is required to be
Approved by the Partners under this Agreement.

                  5.1.6 RETAINED APPROVALS; PROCEDURE FOR PARTNER REVIEW AND APPROVAL.

                           5.1.6.1 RETAINED APPROVALS. Notwithstanding anything
to the contrary contained in this Agreement, after the loss of Approval rights by a Terminated Partner under Section 7.9, the Terminated Partner shall still retain Approval rights with respect to the matters described in (a) Sections
5.1.5.1 through (and including) 5.1.5.13, (b) Section 5.1.5.20, (c) Section
5.1.5.26 with respect to the substitution of a transferee or additional Partner as a Partner, provided, however, that the provisions of this clause (c) shall terminate if and when the Partnership has received an opinion of Independent Tax Counsel that the termination of such Approval rights would not cause the Partnership to lose its status as a partnership for federal income tax purposes under the Code and Regulations as in effect as of the date the Approval of such substitution is required under this Agreement (the "Transfer Restriction Termination Date"); and (d) Sections 5.1.5.25 and 5.1.5.26, except that the Terminated Partner shall not have the right to Approve the actions described in:
(i) Section 5.1.5 .25 or 5.1.5.26 (1) to the extent provided in (c) of this
Section 5.1.6.1, (2) otherwise except to the extent that the Terminated Partner's interest is diluted by the


                                      [28]
admission of the third party investors, any new Partner or any Transfer described therein, and (3) with respect to participating financing, if Partners' interests are diluted pro rata by such participating financing, (ii) Section
5.1.5.5 to the extent amendment of this Agreement is permitted under Section 3.6 or is necessary or appropriate (as reasonably Approved by the non-Terminated Partner) to admit a new Partner if the Admission is permitted under preceding clause (i) without the Terminated Partner's Approval, and (iii) Section 5.1.5.9 except to the extent the Terminated Partner would be personally liable for the repayment of all or a portion of the indebtedness or under the agreement described in such Section 5.1.5.9.

                           5.1.6.2 APPROVAL PROCEDURE. Notice of the request for
a Partner's Approval of any matter for which such Approval is required pursuant to this Agreement shall be delivered by the requesting Partner to each of the then Authorized Representatives, together with the requesting Partner's summary and analysis of any other matter for which such Approval is requested and the requesting Partner's recommendations with respect to any matter for which Approval is requested. Each Authorized Representative shall approve or disapprove such matter by notice to the other Partner given within ten (10) days following delivery of such notice. Failure of any Authorized Representative to timely respond by written notice to the requesting Partner, indicating Approval or disapproval of such matter and, if disapproved, the reason for such disapproval, shall be deemed withholding of the Approval by such Authorized Representative of such matter for which Approval is requested. Notwithstanding anything in this Agreement to the contrary, no Authorized Representative of a Partner shall have the right to Approve any action if such Partner no longer has Approval rights with respect to such issue under Sections 7.9 and 5.1.6.1.

         5.2 AFFILIATE TRANSACTIONS. If Approved by the Partners, Affiliates of any Partner may provide property management services, accounting services, construction services, office administration, and/or document control services to the Partnership, subject to the following conditions: (i) the fees for such services must be no greater than the fees charged generally by qualified, unaffiliated third-parties performing similar services in the geographical area in which the services are to be performed; and (ii) the other terms of the agreement pursuant to which such services will be performed shall generally be no more onerous than the terms of agreements used by qualified, unaffiliated third-parties performing similar services in the geographical area in which the particular services are to be rendered.


         5.3 REPORTING REQUIREMENTS; FINANCIALS; MEETINGS.

                  5.3.1 GOVERNMENTAL REPORTS; MEETINGS. The General Partner shall, at Partnership expense, use reasonable efforts to cause to be prepared and timely filed with appropriate federal, state and foreign regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations, subject to the reasonable Approval of the General Partner. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. The Limited Partner shall be provided with a copy of any such report. No meeting of the Partners shall be required unless requested by any Partner upon notice to all Partners, which notice may be given by any Partner at any time. All Partners shall be given written notice of any meeting of the Partnership at


                                      [29]
least twenty (20) days prior to any such meeting by the General Partner. Any meetings shall be held at the record-keeping office of the Partnership or at any other reasonably convenient location within the United States as the General Partner may reasonably Approve and specify in such notice.

                  5.3.2 ACCESS; AUDIT. The General Partner shall permit the Limited Partner to review and copy, during normal business hours at the office of the Partnership, all Partnership financial records and information. The records and information of the Partnership shall be audited at Partnership expense by auditors to be selected upon the reasonable Approval of the General Partner. The General Partner shall maintain (at the office of the Partnership) reports required or otherwise prepared and delivered hereunder, or by law or any contract to which the Partnership is a party, copies of which shall be furnished to the Limited Partner when available, at the Partnership's expense.

                  5.3.3 FINANCIALS AND STATUS REPORTS. At Partnership expense, the General Partner shall use reasonable efforts to cause the following to be issued to the Limited Partner:

         (i) annual financials shall be prepared by the Partnership's independent certified public accountants at Partnership expense, within ninety
(90) days after the close of each year (including sources and uses of funds, cash on hand, distributions, changes in financial position, tax information, Unrepaid Capital and unrepaid Partner loans); and

         (ii) such other reports as are contemplated by the AGHC Prospectus.

         5.4 TAX MATTERS PARTNER; TAX RETURNS. The General Partner is hereby designated as the "Tax Matters Partner", as such term is defined in Section 6231(a)(7) of the Code, and it shall serve as such at Partnership expense with all powers granted to a tax matters partner under the Code. Each Partner shall give prompt notice to each other Partner of any and all notices it receives from the Internal Revenue Service (or any other taxing authority) concerning the Partnership, including any notice of audit, any notice of action with respect to a revenue agent's report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Partnership's federal, state or local income tax returns. At Partnership expense, the Tax Matters Partner shall furnish each Partner with status reports regarding any negotiation between the Internal Revenue Service (or other taxing authority) and the Partnership promptly after any material new development. The Tax Matters Partner shall use its reasonable efforts to cause the Partnership's accountants to prepare and file on a timely basis, with due regard to extensions (if such extensions are reasonably Approved by the General Partner) all tax and information returns which the Partnership may be required to file. No tax or information return shall be filed unless reasonably Approved by the General Partner. The General Partner shall cause the Partnership's accountants to prepare and deliver, at Partnership expense, to each Partner on a timely basis an information reporting return (K-1) reflecting such Partner's distributive share of all income, gain, loss, deductions, allowances or credits of the Partnership for each Partnership Accounting Year, as computed pursuant to Article 3.


                                      [30]

         5.5 INDEMNIFICATION AND LIABILITY OF PARTNERS AND PARTNERSHIP
EMPLOYEES.

                  5.5.1 No Partner or Partnership employee shall be liable, responsible or accountable in damages or otherwise to any of the Partners or the Partnership for any act or omission performed or omitted by it in good faith on behalf of the Partnership and in a manner reasonably believed by it to be (i) within the scope of the authority granted to it by this Agreement or, in the case of an employee, the scope of the authority granted to the employee by the General Partner and (ii) in the best interests of the Partnership, the Partners or their Affiliates, except for Major Defaults (as defined in Section 5.5.3) and damages for a breach of this Agreement as provided in Section 9.2 and, in the case of an employee, damages for the employee's breach of any employment agreement with the Partnership.

                  5.5.2 Except with respect to a Partner's Major Defaults described in Section 5.5.3 and a Partner's breach of this Agreement as provided in Section 9.2 (or, in the case of an employee, such employee's acting outside the scope of the employee's authority granted to him by the General Partner, the employee's Major Default, or the employee's breach of any employment agreement with the Partnership), the Partnership shall indemnify and hold harmless each Partner and employee from and against any obligations, actual damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities of any kind or nature whatsoever which may be imposed upon, incurred or asserted against such Partner or employee (including reasonable attorneys' and paralegals' fees and court costs) in connection with, due to or arising out of (i) such Partner's (or a partner or a member of such Partner) serving as a Partner of the Partnership, (ii) such Partner's serving as an employee of an Affiliate of a Partner or (iii) such employee serving as an employee of the Partnership, in each case so long as such Partner (or such partner or member) and its Affiliates, or employee, acted in good faith, with reasonable belief that such actions were within the scope of authority granted to such Partner under this Agreement, or to such employee by the General Partner, as the case may be, and such actions did not constitute a Major Default or a breach of this Agreement under Section 9.2 or, in the case of an employee, a breach of any employment agreement with the Partnership.

                  5.5.3 Each Partner shall (and each employee shall be required to) indemnify and hold harmless each other Partner, employee and the Partnership from and against any direct (and not consequential or incidental) obligations, actual damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities (collectively, the "Liabilities") incurred or paid by such employees, other Partners or the Partnership (to the extent such Liabilities are not reimbursed by insurance proceeds or indemnities from third parties), to the extent such Liabilities are caused by, and such Partner or employee is finally adjudicated to have engaged in, actual fraud or intentional misappropriation of funds ("Major Defaults") or is determined to have committed a breach of this Agreement as provided in Section 9.2 or any employment agreement with the Partnership.

         5.6 OPPORTUNITY TO DEFEND. In any case where indemnity is sought by a Partner (or an employee pursuant to the principles set forth in this Section 5.5), such Partner


                                      [31]
shall (and such employee shall be required to) give notice of the request for indemnification to the Partnership and the other Partners from whom the indemnity is required and give them the opportunity to the extent reasonably possible, to participate in the defense of the claim giving rise to the claim for indemnity, all at Partnership expense and subject to the reasonable Approval of the Partners.

         5.7 LIMITATION OF LIABILITY. Each Partner's liability shall be limited as set forth in this Agreement, the Act and other applicable law. The Limited Partner shall not be liable for the debts or obligations of the Partnership. No partner, officer, director, shareholder, manager or member of a Partner shall be liable for the obligations of such Partner to the Partnership or the other Partners under any circumstances other than a Major Default that has actually been committed by such partner, officer, director, shareholder, manager or member.

         5.8 NO PRIORITIES. Except as specifically provided in this Agreement, no Partner shall have any priority over any other Partner as to the return of its Capital Contributions or as to distributions or allocations of Profits or Losses or other tax items.

                                    ARTICLE 6

                        BOOKS, RECORDS AND BANK ACCOUNTS

         6.1 BOOKS AND RECORDS; ACCOUNTING METHOD. At Partnership expense, the General Partner shall cause to be kept (at the office of the Partnership referred to in Section. 1.3.2) accurate, just and true books of account, in which shall be entered fully and accurately each and every transaction of the Partnership. Such records shall be maintained for the period, in the manner, and at the locations required by applicable law. The books shall be kept in accordance with the Partnership's method of reporting for federal income tax purposes (which shall be the accrual method of accounting). Tax accounting elections, including methods of depreciation and deduction or capitalization of interest, taxes and insurance premiums during any construction period, shall be made as the General Partner shall reasonably Approve. The Partnership's financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.

         6.2 BANK ACCOUNTS. The funds of the Partnership shall be deposited in the name of the Partnership, in such bank account or accounts as the General Partner shall reasonably Approve. Such funds shall be invested by the General Partner in such high quality, short term instruments as shall be reasonably Approved by the General Partner (which may or may not bear interest as the General Partner shall Approve). The individual signatories on all Partnership accounts shall be appointed and Approved by the General Partner from time to time. The signature of any such appointee shall be sufficient to effect withdrawals if so Approved by the General Partner.


                                      [32]

                                    ARTICLE 7

                       TRANSFERS OF PARTNERSHIP INTERESTS

         7.1 RESTRICTIONS ON TRANSFER. No Partner shall be permitted to Transfer all or any part of its interest in the Partnership under any circumstances until the Transfer Restriction Termination Date. Any such attempted or actual Transfer shall be null and void ab initio and of no force and effect. Notwithstanding the foregoing, from and after the Transfer Restriction Termination Date, a Partner may Transfer all or part of its interest in the Partnership, as follows:

                  7.1.1 To the Partnership or another Partner or a partner, member or shareholder or Affiliate of a Partner; and

                  7.1.2 Any other Transfer which is Approved by the Partners (excluding any Partner that is a Terminated Partner).

The following shall be conditions precedent to the effectiveness of any Transfer of any interest in the Partnership pursuant to this Article 7 (no such Transfer shall occur or be effective for any purpose until the Transfer Restriction Termination Date): (i) the transferee shall assume in writing each of the obligations of the transferor to the Partnership; (ii) such transferee shall agree in writing to be bound by each of the terms and conditions of this Agreement; (iii) the transferee shall deliver to the Partnership instruments of assumption and security reasonably Approved by the Partners, for the payment and performance of all obligations of or attendant to the interest so transferred and assumed; and (iv) the requirements of Sections 7.4 and 7.5 shall be satisfied.

         7.2 TAKE-ALONG RIGHTS. There shall be no right of any other Partner to participate in any Transfer permitted by a Partner under this Agreement.

         7.3 BANKRUPTCY OR DISSOLUTION OF PARTNERS. The Bankruptcy or dissolution of the Limited Partner shall not dissolve the Partnership, and its business shall be continued thereafter. The Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of the General Partner shall dissolve the Partnership and cause its liquidation, except as otherwise provided in Section 8.4. Upon the occurrence of a Bankruptcy or the dissolution (without reconstitution within sixty (60) days thereafter) of any Partner, such Partner shall become a Terminated Partner under Section 7.9, and the trustee in Bankruptcy, receiver or other legal representative of the Bankrupt Partner or other legal representatives of the dissolved Partner, shall have all the rights of an assignee of the Partner, including the same right (subject to the same limitations) as the Bankrupt or dissolved Partner would have had under the provisions of Section 7.1 to Transfer its interest in the Partnership, subject to the substitution rules of Section 7.4 and the provisions of Section 7.9; provided, however, that upon the Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of the General Partner, the General Partner shall cease taking any and all action with respect to the Partnership and shall automatically have its entire interest in the Partnership reconstituted


                                      [33]
as that of a Limited Partner in the Partnership who shall be a Terminated Partner for all purposes of this Agreement, and the Limited Partner who is not a Terminated Partner may, if it elects to reconstitute and continue the Partnership under Section 7.4, appoint a successor General Partner as provided in Section 8.4 (such remedies are intended to be enforceable upon the Bankruptcy of the General Partner for the reasons set forth in Section 7.7).

         7.4 SUBSTITUTION OF PARTNER. Subject to the restrictions on Transfers and Approval rights of the Partners as set forth in Section 7.1 and the provisions of Section 7.5, the assignee of any Transfer by a Partner (a "Partner Assignee") shall become a substitute Partner only if (i) the assignor Partner so provides in an instrument of assignment, (ii) the Partner Assignee agrees in writing to be bound by the provisions of this Agreement and of the Articles and any amendments hereto and thereto, and (iii) each Partner Approves such substitution, which Approval may be given or withheld in its sole and absolute discretion (this clause (iii) shall cease to have any force and effect if and when the Transfer Restriction Termination Date occurs). If the assignor
Partner so provides, the Partner Assignee agrees to be bound as aforesaid, and, if applicable under preceding clause (iii), the Partners so Approve such substitution, the Partner Assignee shall become a substitute Partner (having the same status as a General Partner or as a Limited Partner as did the assignor Partner immediately prior to the Transfer) upon payment to the Partnership of all costs and expenses of reviewing the instrument of assignment, if appropriate, and, if required by law, an amendment to the Certificate to reflect such substitution. In such event, if and as required by law, the Partners shall prepare or cause to be prepared an amendment to the Certificate to be signed by the General Partner and, to the extent required, by the Limited Partner and by the Partner Assignee. The General Partner shall attend to the due execution and filing of such amendment to the Certificate, if such amendment is .required. Unless named in this Agreement, or unless admitted to the Partnership as provided in this Agreement, no Person shall be considered a Partner, and the Partnership, each Partner and any other Persons having business with the Partnership need deal only with Partners so named or so admitted and shall not be required to deal with any other Person by reason of a Transfer. A Partner Assignee of an interest in the Partnership who is not admitted as a substitute Partner as provided in this Section 7.4 shall be entitled to receive the economic benefits of the interest purported to be Transferred but shall not be considered a Partner for any purposes and shall have none of the rights of a Partner under this Agreement or under the Act.


         7.5 ADDITIONAL TRANSFER RESTRICTIONS.

                  7.5.1 Notwithstanding any provision of this Agreement to the contrary, and subject to the limitations in Sections 7.1 through 7.4, a Partner's ability to Transfer all or any portion of its interest as a Partner in the Partnership shall be subject to the following additional restrictions:

                           7.5.1.1 No Transfer of all or any portion of such
interest shall be effective unless (i) such Transfer complies with the Transfer restrictions in all agreements to which the Partnership, or such Partner is a party, and (ii) such interest is registered under the Securities Act and any applicable state securities laws, or an exemption from registration is


                                      [34]
available, and, for any direct Transfer of an interest in the Partnership, the Partnership shall have received an opinion of counsel, reasonably Approved by the non-Transferring Partner, to such effect (unless the requirement that the Partnership receive such legal opinion is waived by the Approval of the non-Transferring Partner);

                           7.5.1.2 No Partner shall be permitted to Transfer any
portion of its Partnership interest or take any other action which would cause the Partnership to be (i) treated as a "publicly traded partnership" within the meaning of Code Section 7704 or (ii) classified as a corporation (or as an association taxable as a corporation) within the meaning of Code Section 7701(a);

                           7.5.1.3 No Partner shall be permitted to Transfer all
or any portion of its Partnership interest or to take any other action (including, in the case of any Partner which is a corporation, limited liability company or partnership or a partner or member of a partnership or limited liability company which is a Partner, a Transfer of any interest in such partnership, limited liability company or corporation or in the partners, members or shareholders thereof) which would result in a termination of the Partnership as a partnership within the meaning of Code Section 708(b)(1)(B) (a "Tax Termination"), without the Approval of the other Partner;

                           7.5.1.4 Unless arrangements concerning withholding
are reasonably Approved by the General Partner (if such withholding is required of the Partnership), no Partner shall be permitted to Transfer all or any portion of its interest in the Partnership to any Person, unless such Person is a United States Person as defined in Code Section 7701(a)(30) and is not subject to withholding of any federal tax; and

                           7.5.1.5 No Partner shall be permitted to Transfer all
or any portion of its Partnership interest if such Transfer will (i) cause the assets of the Partnership to be deemed to be "plan assets" under ERISA or its accompanying regulations or the Code or (ii) result in any "prohibited transaction" under ERISA or its accompanying regulations affecting the Partnership.

                  7.5.2 Any purported transfer or any other action taken in violation of this Section 7.5 shall be void ab initio.

         7.6 TRANSFER INDEMNIFICATION AND CONTRIBUTION PROVISIONS.

         Each Partner shall indemnify, defend and hold the Partnership and each other Partner, and the shareholders, partners, employees, agents, members and Affiliates thereof, harmless from any Liabilities in any way arising from the failure of a Transfer of any interest in the Partnership (including any Transfer of an interest in any partners, members or shareholders of the indemnifying Partner, or the partners, members or shareholders therein, and regardless of whether occurring before or after the date of this Agreement) to comply with all applicable federal and state securities laws, including all registration or qualification requirements and anti-fraud requirements, or the impact of such Transfer upon compliance of


                                      [35]
the Partnership and its Partners with those securities laws in connection with any previous Transfer of an interest in the Partnership. Should the preceding indemnity be unenforceable to any extent, then, to such extent the Partner otherwise required to so indemnify the Partnership and the other Partner shall be obligated to contribute to any loss, liability, cost or expense resulting from the actions, omissions or events set forth in the above indemnification to the extent of its responsibility therefor, as determined by the trier of fact.

         7.7 BASIS FOR RESTRICTIONS AND SECTION 7.3 AND 7.9 REMEDIES. The Partners acknowledge that the relationship of each Partner to the other Partners is a personal relationship and that the restrictions on the power of each Partner to withdraw or Transfer its interest in the Partnership, and the provisions of Section 7.3 (including the reconstitution of the General Partner's interest in the Partnership as the interest of a Limited Partner) and Section
7.9 (including the purchase and redemption rights contained therein) (i) are necessary to preserve such personal relationship and safeguard the investment of the other Partners in the Partnership and, under current law, the Transfer restrictions help preserve the Partnership's status as a partnership for tax purposes, and (ii) were a material inducement to the other Partners entering into this Agreement, and shall be enforceable notwithstanding the Bankruptcy of any Partner or any applicable restrictions on alienation.

         7.8 REPRESENTATIONS, WARRANTIES AND COVENANTS.

         Each Partner hereby represents and warrants to each of the other Partners as follows:

                  7.8.1 Such Partner, if not a natural Person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to enter into this Agreement and to conduct its business to the extent contemplated in this Agreement;

                  7.8.2 This Agreement has been duly authorized, executed and delivered by such Partner and constitutes the valid and legally binding agreement of such Partner, enforceable in accordance with its terms against such Partner, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing;

                  7.8.3 The execution and delivery of this Agreement by such Partner and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which such Partner is a party or by which it is bound or to which its properties are subject or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Partner is subject;


                                      [36]

                  7.8.4 Such Partner is acquiring its interest in the Partnership for investment purposes and without a view toward its resale or distribution;

                  7.8.5 Such Partner recognizes that Battle Fowler LLP ("BFLLP") serves as special counsel to Affiliates of both of the Partners, and each Partner hereby waives all potential conflicts of interest resulting from BFLLP's representation of the Partners and the Partnership hereunder, of Affiliates of AGHLLC, AGHC and AGHOP in other transactions, and of the Partnership in the future on matters for which BFLLP is retained as counsel by the Partnership;

                  7.8.6 Such Partner is aware that transfers of interests in the Partnership and within such Partner are not permitted except in the limited circumstances expressly as provided in Article 7 hereof and that an investment in the Partnership is a longterm investment, without liquidity;

                  7.8.7 None of the other Partners is acting as the representative or agent or in any other capacity, fiduciary or otherwise, on behalf of such Partner in connection with the Partnership, or the other matters referred to in this Agreement;

                  7.8.8 Such Partner understands that it may lose its Approval rights (and be subject to having such Partner's interest purchased by the Partnership for its appraised fair market value in certain circumstances) under
Section 7.9 if the Partner becomes a Terminated Partner, and that it has waived its rights to a trial by jury in any dispute concerning this Agreement or the Partnership under Section 9.4; and

                  7.8.9 Such Partner understands that the Partnership and its Partners are relying on the accuracy of the representations set forth in this
Section 7.8 in entering into this Agreement without requiring that the interests in the Partnership be registered under federal or state securities laws.

         7.9 TERMINATED PARTNER.

                  7.9.1 If and when the General Partner becomes a Terminated Partner, its interest in the Partnership automatically shall be deemed to be converted to that of a Limited Partner who shall be a Terminated Partner for purposes of then applying the provisions of this Section 7.9. If and when a Partner becomes a Terminated Partner, (i) such Partner shall automatically cease to have any Approval or voting rights under this Agreement or with respect to the Partnership, except as provided in Section 5.1.6.1, (ii) upon the election of the Partner who is not the Terminated Partner (the "Electing Partner"), given by notice from the Electing Partner to the Terminated Partner (a "Purchase Notice") at any time after a Partner becomes a Terminated Partner, sell the Terminated Partner's interest in the Partnership to the Partnership (or to the other Partner or its designee as set forth in Section 7.9.4), at a price (the "Buy-Out Price") to be determined as hereinafter provided. The Electing Partner shall notify the Terminated Partner in writing of its election (exercisable at any time after a Partner becomes a Terminated Partner) under clause (ii), above, and (iii) the other provisions


                                      [37]
applicable by reason of becoming a Defaulting Partner (including Sections 7.9.5 and 8.1.1) shall apply.

                  If a Purchase Notice has been given under clause (ii) above, the Electing Partner and the Terminated Partner shall attempt to agree upon the Buy-Out Price of the Terminated Partner's interest in the Partnership. If such agreement is not reached within thirty (30) days after the notice of election is given, the Terminated Partner, on the one hand, and the Electing Partner, on the other hand, shall each, within ten (10) additional days, appoint an M.A.I. accredited appraiser by notice to the others. The two appraisers so appointed shall, within five (5) additional days, appoint a third M.A.I. accredited appraiser and the three appraisers shall meet to determine the gross proceeds that would have been received by the Partnership if the Partnership sold, on the Termination Date, all of its assets (including the Investment) for cash at their then fair market value, less all costs and expenses of sale, including closing costs, real estate brokerage commissions and fees, title insurance premiums and escrow fees, appropriate reserves and legal and other expenses incident to such sale (the "Appraised Value"). The Appraised Value shall equal the average of the appraised values determined by each of the two appraisers whose appraisals are closest to each other. The cost of such appraisal shall be borne 50% by the Partnership and 50% by the Terminated Partner. The Buy-Out Price shall equal the amount the Terminated Partner would receive under Section 4.2.3, if all of the assets of the Partnership were sold to a third party for the Appraised Value and the Partnership were liquidated, after withholding therefrom any damages determined to be payable by the Terminated Partner under Section 5.5.3 by reason of the Terminated Partner's Major Default for all periods. If the Partnership redeems the Terminated Partner, there shall be no discount in the Buy-Out Price for any encumbrances to which such redeemed interest is subject, but the Partnership shall apply the proceeds of such redemption to satisfy such encumbrances instead of making distributions thereof to the Terminated Partner to the extent required by law (such distributions being deemed for all purposes to have been made to the Terminated Partner by the Partnership and then paid by the Terminated Partner to satisfy such encumbrances). If the interest of the Terminated Partner is purchased by the other Partner (or its designee), and not by the Partnership, pursuant to Section 7.9.4, the Buy-Out Price for the Terminated Partner's interest as determined above shall be reduced to the extent the other Partner or its designee acquires the Terminated Partner's interest subject to (or assumes) the encumbrances on such interest at the closing. Within ten (10) days following the determination of the Buy-Out Price, the Electing Partner may elect, in its sole and absolute discretion, by notice to the Terminated Partner, to rescind any notice pursuant to this Section 7.9.1, in which event the right to elect to cause the Terminated Partner to sell its interest to the Partnership or to the other Partner (or its designee) pursuant to this Section 7.9.1 as a result of the event(s) which led to the Purchase Notice (but not any future event which would authorize any such notice) shall no longer be of any force or effect.

                  7.9.2 The purchase and sale of the Terminated Partner's interest in the Partnership pursuant to this Section 7.9 shall be consummated on or before the thirtieth (30th) day following the date upon which the Buy-Out Price was determined (whether by agreement of the Terminated Partner and the Electing Partner or by appraisal), at the offices of the Partnership, or at such other time and place as may be agreed upon by the Terminated


                                      [38]

Partner and the Electing Partner. At the closing, the Terminated Partner shall execute and deliver to the Partnership (or the Electing Partner or its designee, as appropriate) such instruments of assignment, conveyance and transfer as the Electing Partner(s) may reasonably deem necessary or appropriate to consummate the purchase and sale, and the purchaser shall issue its recourse promissory note payable to the Terminated Partner in the amount of the BuyOut Price (adjusted for encumbrances to the extent provided in Section 7.9.1), bearing interest at an annual rate equal to the Prime Rate, with interest compounded quarterly, and all principal and accrued interest being payable on the date which is twenty-four (24) months after the closing (and with prepayment being allowed at any time without penalty).

                  7.9.3 Following the closing date, the Partnership shall indemnify and hold the Terminated Partner harmless from and against all liabilities of the Partnership arising from acts taken or omitted to be taken by the Partnership after the date on which the closing occurs of the sale of the Terminating Partner's interest to the Partnership (or to the Electing Partner or its designee, as appropriate).

                  7.9.4 The Partnership shall fund the purchase of the Terminated Partner's interest pursuant to this Section 7.9 by borrowings or, if the remaining Partner so Approves, by additional Capital Contributions from the remaining Partner, such borrowings or Capital Contributions to occur when needed to make the required payments of the Buy-Out Price. If the remaining Partner so Approves, the interest of the Terminated Partner shall be purchased by such remaining Partner or its designee, which designee may be admitted as a Limited Partner hereunder (or if the General Partner is the Terminated Partner, as the General Partner hereunder) upon the date of the closing of the purchase of the Terminated Partner's interest in order to avoid a termination of the Partnership.

                  7.9.5 The provisions of this Section 7.9 have been agreed to by the Partners for the reasons set forth in Section 7.7.

                                    ARTICLE 8

                        TERM, DISSOLUTION AND TERMINATION

         8.1 EVENTS OF DISSOLUTION. The Partnership shall continue until December 31, 2046, or such later date as is Approved by the Partners; provided, however, that dissolution and liquidation shall occur prior to that date upon the occurrence of any one of the following events:


                  8.1.1 An election to dissolve the Partnership being made in writing upon the Approval of the Partners other than any Terminated Partner;

                  8.1.2 The sale for cash, exchange or other disposition of all or substantially all of the assets of the Partnership; or


                                      [39]

                  8.1.3 The Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of the General Partner, unless the Partnership is reconstituted and continued as provided in Section 8.4.

         8.2 LIMITATION ON DISSOLUTION. Until the dissolution of the Partnership otherwise occurs, neither Partner shall voluntarily retire, resign or withdraw from the Partnership, take any step voluntarily to dissolve itself or voluntarily cause a dissolution of the Partnership, except as provided in
Section 8.1.1.

         8.3 LIQUIDATION AND WINDING UP.

                  8.3.1 If the Partnership is dissolved for any reason and is not reconstituted pursuant to Section 8.4.1, the General Partner, if it is not then a Terminated Partner (or, if the General Partner is a Terminated Partner, the Limited Partner) (the Partner who is not a Terminated Partner, or any other Person empowered to liquidate the Partnership under this Section 8.3, the "Liquidator") shall commence to wind up the affairs of the Partnership and to liquidate and sell its assets as reasonably Approved by the Partners other than Terminated Partners as soon as is practicable thereafter. A third-party liquidator may be appointed as the Liquidator if Approved by the Partners other than Terminated Partners. Any Liquidator other than the Partners shall have sufficient business expertise and competence to conduct the winding up and termination of the business of the Partnership as it has theretofore been conducted or (subject to the limitations hereinafter set forth) which the Partnership may thereafter enter into. No Liquidator who is a Partner shall be paid any compensation or fee for conducting the liquidation of the Partnership.

                  8.3.2 The Liquidator shall proceed with such liquidation in as expeditious a manner as is reasonably practicable. The holders of interests in the Partnership shall continue to share income and losses during the period of liquidation in accordance with Article 4.

                  8.3.3 If a Partner or an Affiliate of a Partner desires to purchase any of the Partnership's remaining assets, the price, terms and conditions of such purchase shall be subject to the Approval of the Partners.

                  8.3.4 Except as expressly provided in this Article 8, any Liquidator which is not a Partner shall have and may exercise all of the powers conferred upon a General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, including Approval of the Partners to the extent required), to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during the liquidation period.

                  8.3.5 If (i) the Partnership is dissolved for any reason and is not reconstituted and continued pursuant to Section 8.4.1, (ii) both Partners have become Bankrupt or been dissolved, and (iii) within ninety (90) days following the date of dissolution a


                                      [40]

Liquidator or successor Liquidator has not been appointed by remaining Partners pursuant to Section 8.3.1, any interested party shall have the right to seek judicial supervision of the winding up of the Partnership pursuant to the Act.

                  8.3.6 After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may establish, for a period Approved by the Partners not to exceed eighteen (18) months after the date the liquidation is complete, such cash reserves as the Liquidator may reasonably deem necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

         8.4 RECONSTITUTION AFTER BANKRUPTCY OR DISSOLUTION OF PARTNERS.

                  8.4.1 Upon the Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of the General Partner, the Partnership shall be dissolved and liquidated unless within ninety (90) days subsequent to such event the Limited Partner elects, by giving notice to the General Partner, to reconstitute the Partnership and to continue the business of the Partnership. If such election is made, then (i) the Partnership shall not be dissolved and liquidated; (ii) the Partnership and the business of the Partnership may be continued, under and pursuant to the provisions of this Agreement; (iii) the Bankrupt or dissolved General Partner's interest in the Partnership shall be reconstituted as that of a Limited Partner as provided in
Section 7.3, which interest then may be purchased as set forth in Section 7.9, and upon such Bankruptcy or dissolution, the other rights against a Terminated Partner under Section 7.9 shall also apply to the extent applicable; (iv) the Certificate shall be amended to reflect such continuation, if so required; and
(v) the Limited Partner may elect, by notice to the former General Partner, to reconstitute a portion of the Limited Partner's interest in the Partnership as that of a General Partner and transfer such portion of its interest to an Affiliate and appoint such Affiliate as a successor General Partner who shall thereupon be admitted as such automatically, and shall be deemed to be a General Partner for all purposes of this Agreement, upon signing a counterpart of this Agreement (such former General Partner hereby consents to such Transfer and admission, notwithstanding anything in this Agreement to the contrary). Section
7.3 sets forth the remedies that shall apply upon the Bankruptcy or dissolution of either Partner.

         8.5 DISTRIBUTION UPON DISSOLUTION AND CAPITAL ACCOUNT ADJUSTMENTS. Upon dissolution of the Partnership without reconstitution as permitted by this
Article 8, the Partnership's assets shall be sold or otherwise disposed of to third parties as directed by the Liquidator upon the reasonable Approval of the Partners, and, after paying or providing for liabilities owing to creditors (including Partners) and the establishment of such reserves as the Liquidator reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Partnership for a period Approved by the Partners of up to eighteen (18) months after the liquidation has been completed, the remaining liquidation proceeds (and the reserves, after the expiration of a period of time deemed reasonable by the Liquidator for a period of up to eighteen (18) months after the liquidation has been completed) shall be distributed pursuant to
Section 4.2.


                                      [41]

         8.6 Compliance with Timing Requirements of Treasury Regulations. Notwithstanding anything in this Article 8 to the contrary, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made to the Partners who have positive Capital Account balances pursuant to Section 4.2 in a manner that complies with Regulations Section 1.704-1(b)(2)(ii)(b)(2). However, a liquidation occurring as a result of a Tax Termination shall not require an actual distribution of Partnership assets, but shall instead be treated as a constructive liquidation and reformation in the manner in Regulations Section 1.708-1(b)(1)(iv), or otherwise as required by successor Regulations, if any.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Other Interests. Except as provided in the AGHC Prospectus, no Partner and no Affiliate of a Partner shall have any right, by virtue of this Agreement or otherwise, to share or participate in or to Approve any other investments or activities of any other Partner or the income or proceeds derived therefrom, no Partner and no Affiliate of any Partner shall be obligated to offer or to bring to the attention of the Partnership or the Partners any property or other business investment or opportunity, whether or not within the scope of the Partnership's purposes, and any Partner and any Affiliate of any Partner may at any time during the term of the Partnership own, invest in, develop or manage, directly or indirectly, any property or other business investment or opportunity, whether or not competitive with the Partnership or its assets or otherwise within the scope of the Partnership purposes. Each of the Partners acknowledges and agrees that, except as provided in the AGHC Prospectus, each Partner and its Affiliates may have engaged or invested in, may now be engaged and investing in and may in the future be offered, consider, engage and/or invest in other business or real property ventures of every kind and nature, including the ownership, acquisition, financing, leasing, operating, management, syndication, brokerage and development of hotels, motels and/or other real property and other investments and opportunities to make or purchase loans which may be competitive with the Investment and/or other assets of the Partnership and, except as provided in the AGHC Prospectus, none of the Partners or their Affiliates shall have any obligation or responsibility to disclose, account for or offer any of such real properties, investments or opportunities to the Partnership or any Partner or their Affiliates, and the Partnership, the Partners and their Affiliates shall have no rights or interests therein.


         9.2 Damages; Certain Cure Rights; Offset. Each Partner shall be liable (and each Partnership employee shall be required to agree to be liable) to the Partnership and the other Partners for any actual (but not consequential or incidental) damages arising from any breach hereof (or, in the case of an employee, acting outside the scope of the employee's authority granted by the General Partner or breaching any employment agreement with the Partnership). Upon any alleged breach or default of this Agreement by any Partner, it shall be a condition to any action against such Partner that such Partner have received notice of such alleged breach or default (which may be any notice otherwise required by this Agreement) and


                                      [42]
that such Partner shall have failed to cure or commence to cure such alleged breach or default within thirty (30) days following such notice and failed, at all times thereafter, to use diligent efforts to pursue such cure to completion, but in no event beyond ninety (90) days. Notwithstanding anything in this Agreement to the contrary, (a) there shall be no cure period for a Major Default, and (b) the only cure period for failure timely to make a Capital Contribution under Article 2 is set forth in Sections 2.2.1 and 2.2.2. Notwithstanding anything in this Agreement to the contrary, all amounts payable to a Partner under this Agreement shall be subject to offset for amounts owed to the Partnership or the other Partner under this Agreement and shall be withheld and either retained by the Partnership or reallocated to the other Partner in a reasonable manner, as the case may be.

         9.3 NO AGENCY. Except as provided herein, nothing herein contained shall be construed to constitute any Partner hereof the agent of any other Partner hereof or to limit in any manner the carrying on of each Partner's respective businesses or activities.

         9.4 GOVERNING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the provisions of the laws of the State of Florida as applicable to a limited partnership formed under the Act. Each of the parties hereto hereby waives any and all rights to a trial by jury with respect to any dispute among the Partners or their Affiliates or among a Partner (or its Affiliates) and the Partnership concerning this Agreement, the Partnership or its assets. In any dispute among the Partners concerning the Partnership or this Agreement, the prevailing Partner(s) shall be entitled to recover its reasonable attorneys' fees and costs (including litigation and collection costs) from the non-prevailing Partner(s).

         9.5 NOTICES. Any notices or solicitations of Approval required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been given when (i) personally delivered with signed delivery receipt obtained, (ii) when transmitted by facsimile machine, if followed by a mailing thereof pursuant to this Section 9.5 before the end of the first business day thereafter, with printed confirmation of successful transmission to the facsimile number set forth in the appropriate address listed below being obtained by the sender from the sender's facsimile machine, or (iii) when deposited in the United States first class mail if sent postage prepaid by registered or certified mail, return receipt requested, in each case addressed as follows:

                    IF TO AGHOP, to it in care of:

                         American General Hospitality Corporation
                         3860 West Northwest Highway
                         Suite 300
                         Dallas, Texas 75220
                         Phone: (214) 352-3330
                         Fax: (214) 351-0568

                                      [43]
                    with a copy to:

                         Battle Fowler LLP
                         75 East 55th Street
                         New York, New York 10022
                         Phone: (212) 856-7000
                         Fax: (212) 856-7815
                         Attention: Leslie H. Loffman, Esq. and
                                    Sanford C. Presant, Esq.

                    IF TO AGHLLC, to it in care of:

                         American General Hospitality Corporation
                         3860 West Northwest Highway
                         Suite 300
                         Dallas, Texas 75220
                         Phone: (214) 352-3330
                         Fax: (214) 351-0568

                    with a copy to:

                         Battle Fowler LLP
                         75 East 55th Street
                         New York, New York 10022
                         Phone: (212) 856-7000.
                         Fax: (212) 856-7815
                         Attention: Leslie H. Loffman, Esq. and
                                    Sanford C. Presant, Esq.

The time to respond to any notice shall commence to run on the date of delivery at the appropriate addresses (or attempted delivery if delivery is refused during normal business hours). A Partner may change the address to which notices shall be sent to it, or any of its Authorized Representatives, by written notice to all Partners (said change of address or of Authorized Representatives to be effective upon receipt by all Partners).

         9.6 PRONOUNS AND PLURALS. References herein to the singular shall include the plural and to the plural shall include the singular, and references to the masculine gender shall include the feminine and neuter genders (and vice versa), except where the same shall not be appropriate.

         9.7 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by the other in the performance by such other party of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to object to or

                                      [44]
complain of any act or failure to act of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

         9.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9.9 TITLES AND CAPTIONS. All Article or Section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the content of this Agreement.

         9.10 AGREEMENT IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and the Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such signature pages shall be read as though one, and shall have the same force and effect as though all of the signers had signed a single signature page.

         9.11 BINDING AGREEMENT. Subject to the restrictions on Transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective successors and assigns. Whenever in this instrument a reference to any party or Partner is made, such reference shall be deemed to include a reference to the successors and assigns of such party or Partner.

         9.12 FURTHER ASSURANCES. The Partners shall execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purposes of this Agreement promptly upon request from either Partner.

         9.13 WAIVER OF PARTITION. Unless otherwise specifically provided in this Agreement (including Article 8), no Partner shall, and each Partner hereby irrevocably waives the right to, either directly or indirectly, take any action to require partition or appraisement of the Partnership, the Investment, or any part thereof, and, notwithstanding any provision of applicable law to the contrary, each Partner hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its interest in the Partnership or with respect to the assets of the Partnership, or any part thereof.

         9.14 ENTIRE AGREEMENT. This Agreement contains the final and entire agreement among the parties hereto with respect to the subject matter hereof, and they shall not be bound by any terms, conditions, statements or representations, oral or written, not contained herein.

                                      [45]

         9.15 AMENDMENTS. Except as expressly provided in this Agreement (including Section 3.6 and Section 5.1.6.1), this Agreement may be modified or amended only upon the Approval of the Partners.

         9.16 NO DRAFTING PRESUMPTION. In interpreting the provisions of this Agreement, no presumption shall apply against any Partner that otherwise would operate against such Partner by reason of such document having been drafted by such Partner or at the direction of such Partner or an Affiliate of such Partner.

         9.17 NO THIRD PARTY BENEFICIARIES. Except for the representations concerning conflict waivers pertaining to BFLLP in Section 7.8.5 (which shall inure to the benefit of BFLLP), the provisions of this Agreement are not intended to be for the benefit of any creditor or other Person (other than the Partners in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Partnership or the Partners, and no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) including any debt, liability or obligation with respect to Capital Contributions, against the Partnership or the Partners. In addition, no deficit balance in any Partner's Capital Account or in the capital account of any partner or member of a Partner shall be an asset of the Partnership, and no Partner shall be obligated to restore any such deficit balance.

                         [signatures begin on next page]

                                      [46]

              IN WITNESS WHEREOF, this Agreement is executed, and is effective for all purposes, as of the date first set forth above.

                              AGH UPREIT LLC, a Delaware limited liability company, the General Partner

                              BY: American General Hospitality Corporation, its member


                                    By: /s/ Bruce G. Wiles
                                        -------------------------------------
                                        Name: Bruce G. Wiles
                                        Title: Executive Vice President

                              BY:   American General Hospitality Operating
                                    Partnership, L.P. a Delaware limited
                                    partnership, its member

                                    By: AGH GP, Inc., a Nevada corporation,
                                    its general partner


                                        By:  /s/ Bruce G. Wiles
                                             --------------------------------
                                        Name:   Bruce G. Wiles
                                        Title:  Executive Vice President


                              AMERICAN GENERAL HOSPITALITY OPERATING
                              PARTNERSHIP, L.P., a Delaware limited partnership, the Limited Partner

                              BY:  AGH GP, Inc., a Nevada corporation,
                                   its general partner

                                   By: /s/ Bruce G. Wiles
                                       --------------------------------------
                                       Name:   Bruce G. Wiles
                                       Title:  Executive Vice President

                                   EXHIBIT A

                         DESCRIPTION OF THE INVESTMENT

         The Cocoa Beach Hilton Hotel located at 1550 North Atlantic Avenue, Cocoa Beach, Florida 32931, and all of the real and personal property, including the furniture and fixtures and equipment located therein and thereon and the real estate on which it is situated.




                                      [48]